                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant y

Filed by a Party other than the Registrant o
Check the appropriate box:
x    Preliminary Proxy Statement
o    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
     14a-6(e)(2))
o    Definitive Proxy Statement
o    Definitive Additional Materials
o    Soliciting Material Under Rule 14a-12

                                  DIVINE, INC.
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
y    No fee required.
o    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

o    Fee paid previously with preliminary materials.
o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                                 [DIVINE LOGO]

                                 August __, 2002

Dear Stockholder:

       We cordially invite you to attend the special meeting of stockholders of divine, inc. that will be held on August __, 2002, at 9:00 a.m. at our headquarters, 1301 North Elston Avenue, Chicago, Illinois 60622.

       You may have previously received a similar letter and Proxy Statement dated June 17, 2002, for our special meeting of stockholders originally scheduled for July 17, 2002, which was adjourned to August 5, 2002. Since the mailing and the adjournment, the proposals that stockholders must approve have changed. The original meeting has been cancelled and this new meeting has been scheduled for August __, 2002.

       At the special meeting you are now being asked to approve:

          1. The issuance of more than 3,823,500 shares of Class A common stock upon conversion of shares of Series B convertible preferred stock and Series B-1 convertible preferred stock, the issuance of shares of Series B-1 convertible preferred stock, and the general voting rights of the Series B convertible preferred stock and the Series B-1 convertible preferred stock.

          2. The Certificate of Amendment to the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of divine.

          3.   The divine 2002 Employee Stock Purchase Plan.

          4. Such other business as may properly come before the meeting, including any adjournment or postponement thereof.

       Submission of Proposals One and Two to our stockholders is required under the terms of our purchase agreement with the purchasers of the Series B convertible preferred stock, the Nasdaq stock market rules and Delaware law. All of the proposals are described more fully in the Proxy Statement, which, along with the formal notice of the special meeting is enclosed with this invitation.

       Approval of these proposals is critical for our business. Whether or not you plan to attend the special meeting, I urge you to vote by proxy as soon as possible. You may revoke your proxy at any time prior to the meeting. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

       We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Andrew J. Filipowski
                                          Andrew J. Filipowski
                                          CHAIRMAN & CHIEF EXECUTIVE OFFICER

                                 [DIVINE LOGO]

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                 August __, 2002

To Our Stockholders:

       A special meeting of stockholders of divine, inc., a Delaware corporation, will be held on August __, 2002, at 9:00 a.m. at our headquarters, 1301 North Elston Avenue, Chicago, Illinois 60622.

       The purpose of the special meeting is to obtain approval of the following proposals:

     1. The issuance of more than 3,823,500 shares of Class A common stock upon conversion of shares of Series B convertible preferred stock and Series B-1 convertible preferred stock, the issuance of shares of Series B-1 convertible preferred stock, and the general voting rights of the Series B convertible preferred stock and the Series B-1 convertible preferred stock.

     2. The Certificate of Amendment to the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of divine.

     3.   The divine 2002 Employee Stock Purchase Plan.

     4. Such other business as may properly come before the meeting, including any adjournment or postponement thereof.

       We describe the above proposals in the attached Proxy Statement. Stockholders who owned our Class A common stock and our Series B convertible preferred stock as of the close of business on August 1, 2002, may attend and vote at the meeting. The Board of Directors unanimously recommends a vote "FOR" the proposals.

       To assure your representation at the special meeting, you are urged to vote your shares by designating your proxies as promptly as possible. You may vote by mail, by telephone, or via the Internet by following the instructions on the enclosed proxy card.

       It is critical that your shares are represented at this special meeting. Whether or not you plan to attend the special meeting, we encourage you to vote by proxy. You may revoke your proxy at any time prior to the meeting. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

       By order of the Board of Directors

                                        /s/ Jude M. Sullivan
                                        Jude M. Sullivan
                                        SENIOR VICE PRESIDENT, SECRETARY AND
                                        GENERAL COUNSEL

Chicago, Illinois
August __, 2002

QUESTIONS AND ANSWERS

       Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposals. In this Proxy Statement, we refer to divine, inc. as "divine," "we," "our," and "us."

Q. WHAT PROPOSALS ARE STOCKHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING SPECIAL MEETING?

       A. We are seeking approval of three proposals.

       o Proposals One and Two relate to our private placement of Series B convertible preferred stock and Series B-1 convertible preferred stock, which are convertible into Class A common stock and will vote with the Class A common stock on an as-converted basis.

       o Proposal Three is our new employee stock purchase plan.

Q.    HOW IS THE PRIVATE PLACEMENT STRUCTURED?

       A. The private placement is scheduled to occur in two closings.

       o The first closing occurred May 31, 2002 and June 6, 2002. We issued a total of 22,941 shares of Series B convertible preferred stock for an aggregate gross purchase price of approximately $22.9 million. These Series B convertible preferred shares are currently convertible into 3,823,500 shares of our Class A common stock. The effective Class A common stock purchase price for the shares of Series B convertible preferred stock was $6.00 per share. Oak Investment Partners and its affiliates purchased 22,441 shares of Series B convertible preferred stock at this closing. Oak Investment Partners is the lead purchaser in this private placement. Oak Investment Partners is a venture capital firm with over 25 years in the business and a total of over $4.2 billion in committed capital. This closing is complete and will not be rescinded if the stockholders do not approve Proposals One and Two.

       o At the second closing, we will issue 38,659 shares of Series B-1 convertible preferred stock for an aggregate gross purchase price of approximately $38.6 million. The initial conversion price of the Series B-1 convertible preferred stock is not yet determinable. Assuming a $2.50 conversion price, these shares will be initially convertible into 15,463,600 shares of our Class A common stock. Oak Investment Partners and its affiliates have agreed to purchase up to 37,559 of these shares. The effective Class A common stock purchase price for the shares of Series B convertible preferred stock issued and sold at the second closing will equal the volume weighted average price of the Class A common stock for the ten trading day period ending on the third trading day prior to the date Proposal Two is approved, which is expected to be August __, 2002; provided that such volume weighted average price will be no less than $1.50 per share and no greater than $5 per share. Conditions to the consummation of the second closing include, but are not limited to, stockholder approval of both Proposal One and Proposal Two and the occurrence of no triggering events, as discussed in the section entitled "Redemption at the Option of Holders" on page 13, all of which may be waived by the purchasers.

Q.     WHY DID THE PROPOSALS AND THE MEETING DATE CHANGE?

       The purchase agreement for the private placement was signed originally on May 29, 2002. As market conditions changed, Oak requested that the conversion price of the preferred stock to be sold at the second closing be lowered to reflect the current market price of our Class A common stock, and we agreed. On July 24, 2002, we agreed to a second amended and restated purchase agreement. In order to issue stock at the second closing with a conversion price that is different than the conversion price of the Series B convertible preferred stock, it is necessary to create a second series of convertible preferred stock, the Series B-1 convertible preferred stock. As a result, we are modifying the proposal originally submitted to stockholders to include both Series B convertible preferred stock and series B-1 convertible preferred stock and ask stockholders to approve an amendment to the Certificate of Designations of the Series B convertible preferred stock, to reflect that the Series B convertible preferred stock and

Series B-1 convertible preferred stock are identical in all material respects, except for the conversion price. In addition, the warrants to purchase 9,667 shares of Series B convertible preferred stock that were to be issued at the second closing have been eliminated. As a result, we will not receive the additional $9.6 million that would have been paid to us upon exercise of the warrants and we will not be obligated to issue shares of Series B convertible preferred stock issuable upon exercise of the warrants or shares of Class A common stock issuable upon conversion of such shares of Series B convertible preferred stock.

Q.    WHY IS DIVINE SEEKING STOCKHOLDER APPROVAL FOR THE PRIVATE PLACEMENT?

       A. We are subject to the Nasdaq stock market rules because our Class A common stock is listed on the Nasdaq National Market. These rules require stockholder approval for any issuance of stock at a price below the book value of the issuer's stock, where the amount of stock being issued is equal to 20% or more of the total common stock outstanding or equal to 20% or more of the voting power outstanding, or any issuance of stock that could result in a change of control of the issuer as defined under the Nasdaq stock market rules. We are seeking stockholder approval because:

       o the book value of our Class A common stock as of March 31, 2002 was $12.69, which exceeds the $6.00 effective purchase price per share of the Class A common stock issued at the first closing and which will exceed the purchase price per share of the Class A common stock issued at the second closing, assuming a $2.50 conversion price;

       o the Class A common stock issuable upon conversion of the Series B convertible preferred stock and the Series B-1 convertible preferred stock exceeds 20% of our total common stock outstanding and the voting power of the Series B convertible preferred stock and the Series B-1 convertible preferred stock (which vote on an as-is converted basis) exceeds 20% of the voting power outstanding;

       o this private placement may be considered a change of control of divine as defined under the Nasdaq stock market rules because Oak Investment Partners, together with its affiliates, will, if the second closing occurs, own [44.9%] of divine (based on [18,973,847] shares outstanding as of August 1, 2002), assuming the conversion of all shares of Series B convertible preferred stock into Class A common stock at a $6.00 conversion price and the conversion of all shares of Series B-1 convertible preferred stock into Class A common stock at a $2.50 conversion price, and will have the right to elect two members to our board of directors. Although Oak Investment Partners is not prohibited from purchasing additional shares of our capital stock, Oak has advised us that they do not currently intend to acquire additional shares of our capital stock, other than at the second closing; and

       o under Delaware law, we need stockholder approval to amend the terms of the outstanding Series B Convertible Stock.

Q.    WHY WAS THE PRIVATE PLACEMENT DONE?

       A. As you know, market conditions have been difficult, and the ability to demonstrate financial viability is critically important to our sales and marketing efforts. divine has never generated positive cash flows from operations. divine's current liquidity and capital resources are limited. In the second quarter of 2002, divine implemented a salary reduction program for employees in order to help address these limitations. If we do not receive the additional $38.6 million in the second round of the private placement, we may not be able to meet our ongoing operating obligations and we may be required to obtain alternative sources of financing. Our inability to obtain alternative financing could lead us to explore alternative transactions or other alternatives which may include the initiation of bankruptcy proceedings.

Q.    WHAT HAPPENS IF PROPOSALS ONE AND TWO ARE APPROVED?

       A. Under the purchase agreement, we have already issued 22,941 shares of Series B convertible preferred stock to the purchasers. These shares are initially convertible into 3,823,500 shares of Class A common stock. If the proposal is approved, at the second closing, the purchasers will be obligated, subject to customary closing conditions and receipt of stockholder approval of Proposals One and Two, to purchase 38,659 shares of Series B-1 convertible preferred stock. The shares of Series B-1 convertible preferred stock issued at the second closing will initially be convertible into 15,463,600 shares of Class A Common Stock, assuming a conversion price of $2.50. As a result, based on [18,973,847] shares outstanding as of August 1, 2002, the purchasers would in the aggregate hold [44.9%] of the voting power and represent [44.9%] of the total common stock outstanding (assuming conversion of all of the shares of Series B convertible preferred stock and Series B-1 convertible preferred stock). Additionally, if Proposals One and Two are approved, the number of shares of Class A common stock issued upon conversion of the Series B convertible preferred stock and the Series B-1 convertible preferred stock issued in this private placement may be increased as a result of certain antidilution adjustments. See "Conversion" on page 12.

Q.    WHAT IF PROPOSALS ONE AND TWO ARE NOT APPROVED?

       A. If Proposals One and Two do not receive stockholder approval, the purchasers will not be obligated to purchase the shares of Series B-1 convertible preferred stock. Although the purchasers would still be entitled to antidilution protection, we would not be obligated to issue more than 3,823,500 shares of our Class A common stock upon conversion of the outstanding Series B convertible preferred stock and the outstanding shares of Series B convertible preferred stock would not be entitled to more than 19.99% of our aggregate voting power. If there is an antidilution adjustment, then, upon conversion of all of the outstanding Series B convertible preferred stock into Class A common stock, we would be required to redeem, at cost, the portion of the Series B convertible preferred stock which would result in the issuance of more than 3,823,500 shares of Class A common stock. Please read the section entitled "Conversion" on page 12 for a description of the antidilution and redemption provisions of the Series B convertible preferred stock.

                                  DIVINE, INC.

               PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

       The enclosed Proxy is solicited on behalf of the Board of Directors of divine, inc., a Delaware corporation, for use at the special meeting of stockholders to be held August __, 2002, at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Stockholders. The special meeting will be held at divine's headquarters, 1301 North Elston Avenue, Chicago, Illinois 60622. divine's telephone number is (773) 394-6600. Directions to divine may be found on our website at: www.divine.com.

       These proxy solicitation materials were first mailed on or about August ___, 2002, to all stockholders entitled to vote at the special meeting.

RECORD DATE AND STOCK OWNERSHIP

       Only stockholders of record at the close of business on August 1, 2002 are entitled to vote at the special meeting. The voting stock of divine is our Class A common stock, of which [18,973,847] shares were outstanding as of the close of business on August 1, 2002 and our Series B convertible preferred stock (which votes on an as-converted basis), of which 22,941 shares were outstanding as of the close of business on August 1, 2002. As of the record date, our Class A common stock was held of record by approximately [3,100] stockholders, and our Series B convertible preferred stock was held of record by five stockholders. Each holder of shares of our Class A common stock on the record date will be entitled to one vote for each share held on all proposals. Each holder of Series B convertible preferred stock is entitled to one vote per share of Class A common stock on an as converted basis, with each share of Series B convertible preferred stock currently convertible into approximately 167 shares of Class A common stock.

SOLICITATION OF PROXIES

       Our Board of Directors will solicit your proxy by mail. Your proxy may also be solicited by directors, officers, and a small number by our employees personally or by mail, telephone, facsimile, or otherwise. No additional compensation will be paid to these persons for their services. Brokerage firms, banks, fiduciaries, voting trustees, or other nominees will be requested to forward our proxy soliciting material to the beneficial owners of Class A common stock held of record by them, and we have hired our transfer agent, Computershare Investor Services, LLC, to coordinate that distribution for a fee of approximately $1,500 plus expenses. We have also retained MacKenzie Partners to assist with the solicitation of proxies. divine will pay MacKenzie a fee of $_____ and reimburse MacKenzie for its reasonable out-of-pocket expenses for its services. divine has also agreed to indemnify MacKenzie against certain liabilities arising out of its engagement. The entire cost of the Board of Directors' solicitation will be borne by us.

REVOCABILITY OF PROXIES

       All shares of divine capital stock represented by properly executed proxies received before or at the special meeting, will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If your shares are not held in "street name" and you return a properly executed proxy card but fail to vote on a proposal, the designated proxies will exercise their discretionary authority and vote your shares FOR that proposal.

       If your shares are held in an account at a brokerage firm or bank, you should direct them on how to vote your shares. If you do not provide your broker with instructions on how to vote your shares with respect to Proposal One and Proposal Two, your broker will not vote your shares for such proposals, but if you do not provide your broker with instructions on how to vote your shares with respect to the employee stock purchase plan proposal, your broker will have the discretion to vote your shares with respect to the employee stock purchase plan proposal.

       You may vote by telephone or over the Internet. If you vote by telephone or over the Internet, you will be required to have the control number appearing on your proxy card available in order to submit your vote. A properly completed telephone or Internet vote has the same effect as if you marked, signed and returned the proxy card by mail. See the instructions on the proxy card or voting instructions card for a detailed description of the telephone and Internet voting and procedures. Please note that if you choose to vote over the Internet, you are responsible for any Internet access charges incurred.

       divine does not expect that any matter other than approval of Proposal One, the private placement, Proposal Two, the charter amendment and Proposal Three, adoption of the new employee stock purchase plan, will be brought before its special meeting. If, however, other matters are properly presented, the persons named as proxies will exercise their discretionary voting authority with respect to those matters.

       Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by:

     o sending a written notice to the secretary of divine prior to the special meeting, stating that you would like to revoke your proxy;

     o completing, signing, dating and mailing another proxy card and having it received by divine prior to the special meeting;

     o by telephone or via the Internet, prior to the special meeting, by following the instructions on your proxy card; or

     o    by attending the special meeting and voting in person.

VOTING PROCEDURE

       At the special meeting, a quorum requires the presence, in person or by proxy, of the holders of a majority of the shares of capital stock entitled to vote on the record date, consisting of the outstanding shares of Class A common stock and the shares of Class A common stock issuable upon conversion of the outstanding Series B convertible preferred stock. Abstentions, broker non-votes and the shares of Class A common stock issuable upon conversion of the outstanding Series B convertible preferred stock are counted as shares present for purposes of determining whether a quorum exists. A broker non-vote occurs when executed proxies returned by a nominee holding shares in street name for a beneficial owner are not voted because the nominee has not received voting instructions from the beneficial owner of the shares and the nominee does not have discretionary authority to vote the shares on the applicable proposal.

       The affirmative vote of the holders of a majority of the outstanding shares of Class A common stock that are present in person or by proxy and entitled to vote at the special meeting, will be required to approve Proposal One. The affirmative vote of the holders of a majority of the shares of capital stock entitled to vote on the record date, consisting of the outstanding shares of Class A common stock and shares of Class A common stock issuable upon conversion of the Series B convertible preferred stock, will be required to approve Proposal Two. The affirmative vote of the holders of a majority of the shares of capital stock that are present in person or by proxy and entitled to vote at the special meeting, consisting of the outstanding shares of Class A common stock and shares of Class A common stock issuable upon conversion of the Series B convertible preferred stock, will be required to approve Proposal Three. For all three proposals, an abstention from voting on the proposal will have the same effect as a vote against the proposal. Broker non-votes are counted as present, but are deemed not entitled to vote on proposals for which brokers do not have discretionary authority and, therefore, have no effect on Proposals One and Three other than to reduce the affirmative votes needed to approve such proposals. Brokers do not have discretionary authority to vote on Proposal One and Proposal Two; but brokers do have discretionary authority to vote on Proposal Three. The shares of Class A common stock issuable upon conversion of the outstanding shares of Series B convertible preferred stock are counted as present, but will not be counted for purposes of determining whether Proposal One has been approved and, therefore, have no effect other than to reduce the affirmative votes needed to approve Proposal One. All votes will be tabulated by the inspector of election appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

STOCKHOLDER PROPOSALS

       According to the rules of the Securities and Exchange Commission, if you want to submit a proposal for inclusion in the proxy material to be distributed by us in connection with our 2003 annual meeting of stockholders, you must do so no later than December 23, 2002. Your proposal should be submitted in writing to the Secretary of divine at our principal executive offices. In addition, our Amended and Restated Bylaws require that in order for you properly to bring any business before any meeting of stockholders, including nominations for the election of directors, you must provide written notice, delivered to the Secretary of divine at our principal executive offices, not less than 45 nor more than 75 days prior to the first anniversary of the date we mailed the proxy material for our last annual meeting. In the event that the date of our next annual meeting is moved more than 30 days from the date of our last annual meeting, your notice must be received by us no later than 90 days before the date of our next annual meeting or 10 days following our announcement of the date of our next annual meeting. Your notice must include your name and address as it appears on our records and the class and number of shares of our capital stock you beneficially owned on the record date for the meeting. In addition, for proposals other than nominations for the election of directors, your notice must include a description of the business you want brought before the meeting, your reasons for conducting that business at the meeting, and any material interest you have in that business; for proposals relating to your nominations of directors, your notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Securities Exchange Act of 1934, as amended; and for all proposals, your notice must indicate whether you intend to circulate a Proxy Statement and form of proxy.

PROPOSAL ONE

       APPROVAL OF THE ISSUANCE OF MORE THAN 3,823,500 SHARES OF CLASS A COMMON STOCK UPON CONVERSION OF SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK AND SERIES B-1 CONVERTIBLE PREFERRED STOCK, THE ISSUANCE OF SHARES OF SERIES B-1 CONVERTIBLE PREFERRED STOCK, AND THE GENERAL VOTING RIGHTS OF THE SERIES B CONVERTIBLE PREFERRED STOCK AND SERIES B-1 CONVERTIBLE PREFERRED STOCK.

SUMMARY OF PRIVATE PLACEMENT


FIRST CLOSING

       On May 31, 2002, we issued a total of 22,741 shares of Series B convertible preferred stock for a purchase price per share of $1,000, in a private placement to accredited investors for an aggregate gross purchase price of approximately $22.7 million. On June 6, 2002, we issued an additional 200 shares of Series B convertible preferred stock for an aggregate gross purchase price of $200,000.

       The transaction details for the first closing are as follows:

                                                      NUMBER OF                     NUMBER OF SHARES OF
                                                      SHARES OF                    COMMON STOCK ISSUABLE
                        INVESTORS                     PREFERRED      PROCEEDS       UPON CONVERSION(1)
                                                       STOCK
         Oak Investment Partners (and affiliates        22,441     $22,441,000           3,740,166
         thereof)
         Other Investors                                   200        $200,000              33,333
         Andrew J. Filipowski(2)                           300        $300,000              50,000


SECOND CLOSING

       If the second closing occurs, we will issue a 38,659 shares of Series B-1 convertible preferred stock for an aggregate purchase price of $1,000 per share, for an aggregate gross purchase price of approximately $38.6 million.

       The transaction details for the second closing are as follows:

                                                      NUMBER OF                     NUMBER OF SHARES OF
                                                      SHARES OF                    COMMON STOCK ISSUABLE
                        INVESTORS                     PREFERRED      PROCEEDS       UPON CONVERSION(1)
                                                        STOCK
         Oak Investment Partners (and affiliates        37,559       $37,559,000         15,023,600
         thereof)
         Other Investors                                   400       $   400,000            160,000
         Andrew J. Filipowski(2)                           700       $   700,000            280,000

(1) Assuming the shares of Series B convertible preferred stock are converted at a $6.00 conversion price and the shares of Series B-1 convertible preferred stock are converted at a $2.50 conversion price.

(2) Andrew J. Filipowski is the chairman of our board of directors and our chief executive officer.


       The aggregate gross proceeds from both closings, after expenses, would be approximately $61 million. We intend to use the proceeds for general corporate purposes and working capital.

WHY WE NEED STOCKHOLDER APPROVAL

       Rule 4350 of the Nasdaq Marketplace Rules ("Nasdaq Rule 4350"), requires stockholder approval for the issuance of securities at a price below the per share book value of outstanding listed securities, where the amount of securities being issued represents 20% or more of an issuer's outstanding listed securities or 20% or more of the voting power outstanding or an issuance of securities that could result in a change of control of the issuer as defined under the Nasdaq stock market rules. In addition, the terms of the purchase agreement pursuant to which we sold or agreed to sell the Series B convertible preferred stock and Series B-1 convertible preferred stock require that we obtain stockholder approval of the issuance of more than 3,823,500 shares of Class A common stock upon conversion of shares of Series B convertible preferred stock and Series B-1 convertible preferred stock, the issuance of shares of Series B-1 convertible preferred stock, and the general voting rights of the Series B convertible preferred stock and Series B-1 convertible preferred stock.

       We are subject to the Nasdaq stock market rules because our Class A common stock is listed on the Nasdaq National Market. We are seeking stockholder approval because:

       o the book value of our Class A common stock as of March 31, 2002 was $12.69, which exceeds the $6.00 effective purchase price per share of the Class A common stock issued at the first closing and which will exceed the purchase price per share of the Class A common stock issued at the second closing, assuming a $2.50 conversion price;

       o the Class A common stock issuable upon conversion of the Series B convertible preferred stock and the Series B-1 convertible preferred stock exceeds 20% of our total common stock outstanding and the voting power of the Series B convertible preferred stock and the Series B-1 convertible preferred stock (which vote on an as-is converted basis) exceeds 20% of the voting power outstanding; and

       o this private placement may be considered a change of control of divine as defined under the Nasdaq stock market rules because Oak Investment Partners, together with its affiliates, will, if the second closing occurs, own [44.9%] of divine (based on [18,973,847] shares outstanding as of August 1, 2002), assuming the conversion of all shares of Series B convertible preferred stock into Class A common stock at a $6.00 conversion price and the conversion of all shares of Series B-1 convertible preferred stock into Class A common stock at a $2.50 conversion price, and will have the right to elect two members to our board of directors. Although Oak Investment Partners is not prohibited from purchasing additional shares of our capital stock, Oak has advised us that they do not currently intend to acquire additional shares of our capital stock, other than at the second closing.

CONVERSION

       The holders of Series B convertible preferred stock and Series B-1 convertible preferred stock are entitled to convert their shares into Class A common stock at any time. The number of shares of Class A common stock issuable upon conversion of a share of Series B convertible preferred stock is determined by dividing the sum of $1,000 (the amount paid for that share), by the applicable conversion price.

       Each share of Series B convertible preferred stock is initially convertible into approximately 167 shares of Class A common stock based on the initial conversion price of $6.00 per share. This initial conversion price represents approximately a 11.3% premium over the weighted average price of Class A common stock on the Nasdaq National Market during the 10 days ended May 31, 2002. If the antidilution provisions of the Series B convertible preferred stock are triggered, the shares of Series B convertible preferred stock would be convertible into more than 167 shares of Class A common stock.

       The initial conversion price for the shares of Series B-1 convertible preferred stock sold at the second closing will equal the volume weighted average price of the Class A common stock for the ten trading day period ending on the third trading day prior to the date Proposal Two is approved, which is expected to be August __, 2002; provided that such volume weighted average price will be no less than $1.50 per share and no greater than $5 per share.

       The applicable conversion price is subject to adjustment under certain conditions and upon the occurrence of certain events, including, but not limited to, the issuance by divine of Class A common stock (other than in connection with or pursuant to certain mutually agreed upon exceptions specified in the Certificates of Designations, Preferences and Rights of the Series B convertible preferred stock and the Series B-1 convertible preferred stock) for no consideration or for consideration below the conversion price then in effect for the Series B convertible preferred stock or the Series B-1 convertible preferred stock. As a result, if stockholder approval is obtained, there is no limit on the aggregate number of shares of Class A common stock that could be issued upon conversion of the Series B convertible preferred stock and the Series B-1 convertible preferred stock.

       In the event that stockholder approval of Proposal One is not obtained, the maximum aggregate number of shares of Class A common stock issuable upon conversion of the Series B convertible preferred stock is limited to 3,823,500 and divine will be obligated, subject to the terms and conditions of the purchase agreement, to purchase the remainder of the shares of Series B convertible preferred stock, if any, submitted for conversion at a price per share equal to $1,000 (the amount paid for each such share) as and to the extent that we have funds legally available therefor. As long as any such purchase obligation is continuing, we have agreed not to declare or pay any dividends, repurchase any shares of outstanding capital stock (except for our obligations to redeem, if stockholder approval is not obtained, that portion of the Series B convertible preferred stock which could result in the issuance of more than 3,823,500 shares of Class A common stock and except repurchases from employees, directors or consultants at cost pursuant to contracts approved by the Board of Directors) or make any other distribution with respect to our capital stock.

       The conversion of shares of Series B convertible preferred stock and Series B-1 convertible preferred stock may result in substantial dilution to the interests of other holders of our Class A common stock. See "Stockholder Dilution" on page 15.

DIVIDENDS

       In the event any dividend or other distribution payable in cash or other property is declared on the Class A common stock (other than dividends payable solely in shares of Class A common stock), the shares of Series B convertible preferred stock and Series B-1 convertible preferred stock shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received if on such record date such holder was the holder of record of the number (including any fraction) of shares of Class A common stock into which the shares of Series B convertible preferred stock or Series B-1 convertible preferred stock, as the case may be, then held by such holder are then convertible.

REDEMPTION AT THE OPTION OF HOLDERS

       The holders of the Series B convertible preferred stock and the Series B-1 convertible preferred stock will have the right if a triggering event occurs, upon written notice, to require us to redeem all or a portion of any outstanding shares of Series B convertible preferred stock or Series B-1 convertible preferred stock, as the case may be, for a cash purchase price of $1,000 (the amount paid for each such share), subject to the limitations described below. A triggering event consists of the following:

       o after May 31, 2002, we uncover accounting discrepancies in our financial statements which force us to materially restate our previously reported financial results (or any other restatement of our financial statements that has a material adverse effect on the value of the purchasers' investment in divine);

       o the purchasers holding a majority of the then outstanding shares of Series B convertible preferred stock and Series B-1 convertible preferred stock, as a single class, reasonably and in good faith determine that a representation or warranty made by us in the purchase agreement was materially untrue on the date that such representation or warranty was made by us (either pursuant thereto or pursuant to any certificate delivered pursuant thereto) and such breach has a material adverse effect on the value of such purchasers' investment in divine;

       o if during any two year period (or shorter period) commencing on or after May 31, 2002 (a "Disposition Triggering Event"), we sell or otherwise dispose of, in a single transaction or series of transactions, assets or properties of divine (other than in the ordinary course of business) and the aggregate proceeds received for such assets or properties exceeds $50,000,000 in value (the "Disposition Value"); or

       o Microsoft Corporation (or any successor or assign thereof, "Microsoft") files a cause of action, threatens in writing to file a cause of action or otherwise initiates or threatens in writing to initiate formal dispute resolution procedures (including, but not limited to, any arbitration or mediation proceedings provided for in the Alliance Agreement (as defined below)) against us in order to cause us to fully or substantially perform, either by way of monetary damages or specific performance, our purported obligations to fund up to $50 million related to the creation of an incubator and $4 million to co-marketing programs under that certain Alliance Agreement, dated as of January 28, 2000, as amended on March 29, 2000 (along with all other agreements between Microsoft and us or any subsidiary of ours, the "Alliance Agreement"); we voluntarily undertake to perform these purported obligations in a manner not approved by the purchasers; or without the consent of the purchasers, we terminate or amend the Alliance Agreement or Microsoft agrees to a waiver of all or part of these purported obligations and in connection with such action we give consideration which has a material adverse effect on divine.

       If a holder of Series B convertible preferred stock or Series B-1 convertible preferred stock has delivered a redemption notice to us as a result of a Disposition Triggering Event, we are only required, in the aggregate, to redeem from all holders of shares of Series B convertible preferred stock and Series B-1 convertible preferred stock up to that number of shares of Series B convertible preferred stock and Series B-1 convertible preferred stock having an aggregate redemption price equal to 50% of the applicable Disposition Value. If such amount is insufficient to redeem all shares of Series B convertible preferred stock and Series B-1 convertible preferred stock subject to a redemption notice, we will redeem shares pro rata from the holders of Series B convertible preferred stock and Series B-1 convertible preferred stock that have given us a redemption notice based upon the aggregate number of outstanding shares of Series B convertible preferred stock and Series B-1 convertible preferred stock then held by each such redeeming holder relative to the aggregate number of outstanding shares of Series B convertible preferred stock and Series B-1 convertible preferred stock then held by all redeeming holders. If we receive more than one redemption notice and we are unable to redeem all of the shares of Series B convertible preferred stock and Series B-1 convertible preferred stock submitted for redemption pursuant to the redemption notices, then we shall redeem a pro rata amount from each redeeming holder based on the number of shares of Series B convertible preferred stock and Series B-1 convertible preferred stock submitted for redemption by each such redeeming holder and redeem from each such redeeming holder from time to time a pro rata amount of the balance of the shares of Series B convertible preferred stock and Series B-1 convertible preferred stock so tendered for redemption as soon as we have funds legally available for such purpose. As long as any such redemption obligation is continuing, we will not declare or pay any dividends, repurchase any shares of outstanding capital stock (except for our obligations to redeem, if stockholder approval is not obtained, that portion of the Series B convertible preferred stock which could result in the issuance of more than 3,823,500 shares of Class A common stock and except repurchases from employees, directors or consultants at cost pursuant to contracts approved by the Board of Directors) or make any other distribution with respect to our capital stock.

LIQUIDATION PREFERENCE

       In the event of our liquidation, dissolution or winding up or upon a merger or acquisition of divine by another company or person, the holders of the Series B convertible preferred stock and the Series B-1 convertible preferred stock will be entitled to a liquidation preference before any amounts are paid to the holders of Class A common stock. The liquidation preference is equal to the amount originally paid for the Series B convertible preferred stock and the Series B-1 convertible preferred stock, or $1,000 per share. In addition, the holders of the Series B convertible preferred stock and the series B-1 convertible preferred stock will participate with the holders of the Class A common stock and Series A Junior Participating preferred stock ratably on an as-converted basis in the distribution of assets, or the proceeds thereof, until the holders of Series B convertible preferred stock and the Series B-1 convertible preferred stock shall have received with respect to each share of Series B convertible preferred stock and the Series B-1 convertible preferred stock held thereby $3,000 (inclusive of the $1,000 liquidation preference described in the preceding sentence). However, if a holder of Series B convertible preferred stock or Series B-1 convertible preferred stock would receive more upon liquidation by converting its shares into Class A common stock before the liquidation event, the holder will be deemed to have converted its Series B convertible preferred stock or Series B-1 convertible preferred stock, as the case may be, into Class A common stock and will not receive a liquidation preference.

LOCK UP AGREEMENT

       The purchasers agreed not to sell, pledge or otherwise dispose of any shares of the Series B convertible preferred stock or Series B-1 convertible preferred stock, or shares of Class A common stock issuable upon conversion of the Series B convertible preferred stock or Series B-1 convertible preferred stock, for one year following the date of the initial closing (May 31, 2003) without the prior written consent of divine. This lock up expires prior to the first anniversary upon the sale of divine to another person or entity or upon the occurrence of other certain events, including but not limited to, a material breach by divine of any of our obligations under the purchase agreement, registration rights agreement or the Certificates of Designations, Preferences and Rights of the Series B convertible preferred stock and the Series B-1 convertible preferred stock that cannot be cured within 10 days of written notice to divine of such breach, or the failure to elect the Oak nominees to our board of directors.

VOTING RIGHTS

       Except as otherwise provided by applicable law, the holders of the shares of Series B convertible preferred stock and Series B-1 convertible preferred stock:

       o shall be entitled to vote with the holders of the Class A common stock on all matters submitted for a vote of holders of Class A common stock;

       o subject to the voting limitation imposed by the Nasdaq stock market rules prior to stockholder approval of Proposal One, shall be entitled to a number of votes equal to the number of votes to which shares of Class A common stock issuable upon conversion of such shares of Series B convertible preferred stock and Series B-1 convertible preferred stock, as the case may be, would have been entitled if such shares of Class A common stock had been outstanding at the time of the applicable vote and related record date; provided, however that the shares of Class A common stock issuable upon conversion of the Series B convertible preferred stock and the Series B-1 convertible preferred stock shall be determined without giving effect to any antidilution adjustments to the conversion price, other than those adjustments resulting from organic changes; and

       o shall be entitled to notice of any stockholders' meeting in accordance with the Third Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of divine.

       In addition, we shall not, without first obtaining the approval of the holders of not less than a majority of the total number of shares of Series B convertible preferred stock and Series B-1 convertible preferred stock then outstanding, voting together as a single class:

       o offer, sell, authorize, designate or issue shares of capital stock of any class or series of senior securities or parity securities;

       o increase the number of shares of Series B convertible preferred stock authorized pursuant to the Series B convertible preferred stock Certificate of Designations, Preferences and Rights of Series B convertible preferred stock or issue any shares of Series B convertible preferred stock;

       o increase the number of shares of Series B-1 convertible preferred stock authorized pursuant to the Series B-1 convertible preferred stock Certificate of Designations, Preferences and Rights of Series B-1 convertible preferred stock or, except pursuant to the purchase agreement, issue any shares of Series B-1 convertible preferred stock; or

       o amend, alter or repeal our Third Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Certificate of Designations, Preferences and Rights of Series B convertible preferred stock, Certificate of Designations, Preferences and Rights of Series B-1 convertible preferred stock (or any other certificate of designations) or of any provision thereof (including the adoption of a new provision thereof) which would result in an adverse change to the voting powers, designation and preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions of the Series B convertible preferred stock or the Series B-1 convertible preferred stock.

BOARD APPOINTMENT

       Pursuant to the purchase agreement, we increased the size of our board of directors from nine to eleven members and, at the first closing, granted to Oak the right to appoint a nominee to fill one of the vacancies created by the increase. Oak has not yet elected to exercise this right. Additionally, Oak shall be entitled to appoint a second nominee to fill the other vacancy on our board created by this increase at the second closing.

REGISTRATION RIGHTS AGREEMENT

       We have agreed to file a registration statement with the Securities and Exchange Commission covering the resale of shares of the Class A common stock issuable upon conversion of the Series B convertible preferred stock and Series B-1 convertible preferred stock. We have agreed to thereafter use our best efforts to have each registration statement declared effective as soon as practicable after such filing and to keep it effective at all time until the earlier of the date on which all of the shares of Class A common stock covered by such registration statement have been sold and the date on which the holders of the Series B convertible preferred stock and Series B-1 convertible preferred stock may sell all of the common stock covered by such registration statement without restriction pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended.

       If any of the registration statements are not declared effective by the SEC by the deadline set forth in the registration rights agreement for such registration statement or if, after being declared effective, sales of the Class A common stock covered by such registration statement cannot be made due to a failure by divine to disclose information necessary for sales to be made under such registration statement (subject to certain allowable grace periods), divine shall pay to the holders of the Series B convertible preferred stock and Series B-1 convertible preferred stock, or to the holders of shares of Class A common stock issued upon conversion of the Series B convertible preferred stock or Series B-1 convertible preferred stock covered by such registration statement, an amount in cash equal to 2% of the purchase price attributable to such shares for each 30 day period, or pro rata portion thereof, that the applicable registration statement is not effective or available.

STOCKHOLDER DILUTION

       As a result of the sale of 22,941 shares of Series B convertible preferred stock in the first closing, assuming a $6.00 conversion price, your voting power has been diluted by 19.99% as of the date of the Proxy Statement. For example, if your shares of Class A common stock immediately prior to the issuance of Series B convertible preferred stock represented 5.0% of the voting power, your shares as of the record date represented 4.2% of the voting power. If the shares of Series B-1 convertible preferred stock are issued at the second closing, assuming a conversion price of $2.50, your voting rights will be further diluted to 2.5% of the voting power. Additionally, the book value of your shares of Class A common stock has been diluted. For example, the book value of your shares of Class A common stock as of March 31, 2002 was $12.69 per share. Assuming that the first closing occurred as of March 31, 2002 and assuming the shares of Series B convertible preferred stock were converted into Class A common stock (assuming a $6.00 conversion price), the book value of your shares of Class A common stock would have been $11.54 per share. Furthermore, assuming both the first and second closings occurred as of March 31, 2002 and assuming the shares of Series B convertible preferred stock and Series B-1 convertible preferred stock were converted into Class A common stock (assuming a $6.00 and $2.50 conversion price, respectively), the book value of your shares of Class A common stock would have been $6.29 per share. If we obtain stockholder approval for Proposal One, because the conversion price is subject to adjustment under certain conditions and upon the occurrence of certain events, there is no limit on the aggregate number of shares of Class A common stock that could be issued upon conversion of the Series B convertible preferred stock and Series B-1 convertible preferred stock, so you may be subject to further dilution.

       To the extent the shares of Series B convertible preferred stock and Series B-1 convertible preferred stock are converted into shares of Class A common stock, a significant number of additional shares of Class A common stock may be sold into the market, which could decrease the price of our Class A common stock. In addition, your ownership interest in us will also be significantly diluted. The following table illustrates the dilutive effect of the issuance of the shares of Class A common stock upon conversion of the Series B convertible preferred stock and Series B-1 convertible preferred stock on the ownership interests of the current holders of Class A common stock.

                                PER SHARE DATA(1)
                                                                         DIVINE AS OF         DIVINE/OAK/PRO
                                                                        MARCH 31, 2002          FORMA AS OF
                                                                                              MARCH 31, 2002
                                                                        (IN THOUSANDS)        (IN THOUSANDS)
Debt
     Current portion of long term debt                                         2,640              2,640
     Long term debt                                                           62,378             62,378
Stockholders' equity
     Common stock (18,507,012 and 18,507,012 shares outstanding)                 470                470
     Preferred stock (0 and 61,600 shares outstanding)                            --             54,372
     Additional paid-in capital                                            1,228,569          1,235,797
     Unearned stock-based compensation                                       (15,230)           (15,230)
     Accumulated other comprehensive loss                                     (4,785)            (4,785)
     Treasury stock (356,706 shares)                                         (12,945)           (12,945)
     Accumulated deficit                                                    (961,202)          (961,202)
TOTAL STOCKHOLDERS' EQUITY                                                   234,877            296,477
TOTAL CAPITALIZATION                                                         299,895            361,495

(1) This does not take into consideration the proposed acquisitions by divine of Viant Corporation and Delano Technology Corporation and the potential issuances of Class A common stock in those transactions. There is no assurance that either the Viant or Delano transaction will occur.

         The Board Of Directors Unanimously Recommends A Vote "For" Approval of the First Proposal to approve the Issuance of more than 3,823,500 Shares of Class A Common Stock upon Conversion of Shares of Series B Convertible Preferred Stock and Series B-1 Convertible Preferred Stock, the Issuance of Shares of Series B-1 Convertible Preferred Stock, and the General Voting Rights of the Series B Convertible Preferred Stock and the Series B-1 Convertible Preferred Stock.

PROPOSAL TWO

         APPROVAL OF THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK OF DIVINE, INC. AS SET FORTH IN EXHIBIT A ATTACHED HERETO AND INCORPORATED BY REFERENCE HEREIN.

         The Board of Directors of divine adopted the original Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, pursuant to its authority in the Third Amended and Restated Certificate of Incorporation, which authorizes the Board to designate the terms of preferred stock, without stockholder approval. However, to amend the terms of the Series B convertible preferred stock now that 22,941 shares are outstanding, divine needs the approval of a majority of the shares of capital stock entitled to vote on the record date, consisting of the outstanding shares of Class A common stock and shares of Class A common stock issuable upon conversion of the Series B convertible preferred stock.

         The Amended Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock is substantially identical to the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock originally adopted by the Board. The material terms of the Series B convertible preferred stock are described under Proposal One. The Amended Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock is necessary to eliminate the warrants and to reflect that the Series B convertible preferred stock and Series B-1 convertible preferred stock are the same for all purposes other than the conversion price. The changes consist of the following:

       o aggregating the Series B convertible preferred stock and the Series B-1 convertible preferred stock for purposes of calculating the number of shares of Class A common stock issuable upon conversion of the Series B convertible preferred stock and the Series B-1 convertible preferred stock without stockholder approval;

       o aggregating the Series B convertible preferred stock and the Series B-1 convertible preferred stock for purposes of determining the voting power of the Series B convertible preferred stock and the Series B-1 convertible preferred stock;

       o aggregating the Series B convertible preferred stock and the Series B-1 convertible preferred stock for purposes of determining their rights to appoint directors to our board of directors;

       o making the Series B convertible preferred stock and the Series B-1 convertible preferred stock pari passu with respect to dividends, liquidation rights, conversion rights and redemption rights; and

       o amending the voting rights to provide that the shares of Class A common stock issuable upon conversion of the Series B convertible preferred stock and the Series B-1 convertible preferred stock shall be determined without giving effect to any antidilution adjustment to the conversion price, other than adjustments resulting from organic changes.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE SECOND PROPOSAL TO APPROVE THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK OF DIVINE, INC.

PROPOSAL THREE - EMPLOYEE STOCK PURCHASE PLAN

Upon the recommendation of the compensation committee of the divine board of directors, the divine board of directors has adopted, and is submitting for stockholder approval, the divine 2002 Employee Stock Purchase Plan (the "ESPP"). The ESPP is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The ESPP was created to enable employees to become stockholders through the purchase of shares of Class A common stock through payroll deductions and other cash contributions, thereby correlating their interest in divine's growth and productivity with that of all stockholders, and is being put in place because divine's current employee stock purchase plan will soon have no more shares available for issuance. Under the ESPP, a maximum of 2,500,000 (as adjusted by the plan administration committee as a result of the 1 for 25 reverse stock split effected by divine on May 29, 2002) shares of Class A common stock may be issued, with that number being subject to adjustment for corporate transactions affecting the Class A common stock. The following summary of the ESPP is qualified in its entirety by reference to the full text of the ESPP as set forth as Exhibit B to this Proxy Statement.

       The affirmative vote of the holders of a majority of all shares of capital stock present in person or by proxy at divine's special meeting and entitled to vote is required to approve the ESPP. No purchase rights have been or will be offered pursuant to the ESPP unless the ESPP is approved by divine stockholders. The ESPP is to become effective as of June 1, 2002 if it is approved by divine's stockholders.

       The ESPP will be administered by the compensation committee of divine's board of directors. Each employee, including any officer or director who is an employee, of divine, and any of divine's subsidiaries as are designated by the committee, will be eligible to participate in the ESPP, except for an employee who is covered by a collective bargaining agreement and whose decision not to participate in the ESPP was the subject of good faith negotiations between us, or one of divine's designated subsidiaries, and a labor organization. To be eligible to participate in the ESPP, an employee must have been employed by us, or one of divine's designated subsidiaries, as of the first date of an "offering period" (as described below). As of August 1, 2002, we had approximately [3,300] employees, including officers or directors who were employees, all of whom we expect to be eligible to participate. The number and amount of awards to be received or allocated to eligible employees under the ESPP in the future cannot now be determined.

       The ESPP will operate over two-year plan periods, and generally will be implemented in a series of consecutive three-month periods during each plan period. Each participant in the ESPP will be granted an option to purchase

Class A common stock on the first day of a plan period, and the option will be automatically exercised on the last day of each offering period. The ESPP permits participants to specify a fixed whole percentage of their compensation (up to ten percent) to be withheld during each payroll period during a three-month offering period. A participant may not change the percentage of compensation to be withheld during an offering period. Payroll deductions are credited to an account established for each participant. No interest is credited to a participant's account. At the end of each offering period, funds withheld by us under the ESPP for the account of each participant will be used to purchase from us that number of shares of Class A common stock that is determined by dividing the amount in the participant's account by the purchase price for that offering period, subject to any applicable limits under the ESPP. The purchase price for the shares will be equal to 85% of the lesser of: (1) the fair market value of the Class A common stock on the first day of the two-year plan period or (2) the fair market value of the Class A common stock on the last day of the three-month offering period.

       In any calendar year, no participating employee may be granted options to purchase more than that number of shares that is equal to $25,000 divided by the fair market value of Class A common stock on the first day of the plan period. In addition, no employee can purchase Class A common stock under the ESPP if that person, immediately after the purchase, would own stock possessing 5% or more of the total combined voting power or value of all outstanding shares of all classes of divine capital stock. Rights to purchase shares under the ESPP are not transferable.

       The ESPP may be amended by the compensation committee at any time, although no amendment may be made to increase or decrease the number of shares authorized for issuance under the ESPP (other than for certain adjustments, as provided in the ESPP) and no amendment may be made that would cause the ESPP to fail to satisfy the requirements of Section 423 of the Internal Revenue Code. The ESPP will terminate upon the earliest to occur of the tenth anniversary of its adoption, June 1, 2012, the date no more shares of Class A common stock remain to be purchased under the ESPP, or the termination of the ESPP by the divine board of directors. The board of directors may terminate the ESPP at any time.

       divine has filed a registration statement on Form S-8 with the SEC to register the shares of Class A common stock issuable pursuant to the ESPP.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE THIRD PROPOSAL TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information regarding beneficial ownership of our Class A common stock as of the record date (except as otherwise noted) by:

     o each person known by us to be the beneficial owner of 5% or more of the outstanding Class A common stock;

     o    each of our directors and executive officers; and

     o    all of our directors and executive officers as a group.

       This table is based on information provided to us or filed with the SEC by our directors, executive officers and principal stockholders as of August 1, 2002. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned. Applicable percentage ownership of Class A common stock in the following tables is based on [18,973,847] shares of Class A common stock outstanding as of the record date plus the 3,823,500 shares of Class A common stock issuable upon conversion of the shares of Series B convertible preferred stock issued at the first closing and the 15,463,600 shares of Class A common stock issuable upon conversion of the shares of Series B-1 convertible preferred stock that may be issued at the second closing, assuming a conversion price of $2.50. [UPDATE ALL NUMBERS FOR NEW RECORD DATE]

                                                                            SHARES BENEFICIALLY
                                                                                   OWNED
                               NAME(1)                                   NUMBER(2)           PERCENT
Oak Investment Partners (3)                                                 11,565,332           37.5%
Aleksander Szlam (4)                                                         1,398,095            4.8%
Andrew J. Filipowski (5)                                                       838,615            2.9
Michael P. Cullinane (6)                                                        81,527              *
Paul L. Humenansky                                                              76,409              *
Tommy Bennett                                                                    6,466              *
James E. Cowie (7)                                                             113,301              *
John Cooper                                                                      4,800              *
Michael H. Forster                                                               6,439              *
Arthur W. Hahn (8)                                                               9,705              *
Thomas J. Meredith (9)                                                           7,800              *
Kenneth A. Mueller                                                              19,175              *
J. Kevin Nater (9)                                                                   0              *
John Rau (10)                                                                   13,506              *
Jude M. Sullivan                                                                 4,825              *
Edward V. Szofer                                                                     0              *
All directors and executive officers                                         1,182,568            4.0%
as a group (14 persons) (5)(6)(7)(8)(9)(10)

* Represents less than 1% of the outstanding Common Stock.

(1) Unless otherwise indicated, the address of such person is c/o divine, inc., 1301 N. Elston Avenue, Chicago, Illinois 60622.

(2) The numbers and percentages of shares owned by the directors, the executive officers, and by all officers and directors as a group assume in each case that currently outstanding stock options covering shares of Class A common stock that were exercisable within 60 days of August 1, 2002 had been exercised by that person or group as follows: Andrew J. Filipowski--73,297; Michael P. Cullinane--40,000; Paul L. Humenansky--41,745; Tommy Bennett--4,800; James E. Cowie--4,800; John Cooper--4,800; Michael H. Forster--4,800; Arthur W. Hahn--2,566; Thomas J. Meredith--3,800; Kenneth A. Mueller--9,015; J. Kevin Nater--0; John Rau--4,800; Jude M. Sullivan--4,462; Edward V. Szofer--4,500; and all directors and executive officers as a group--203,385.

(3) The address for Oak Investment Partners is 525 University Avenue, Suite 1300, Palo Alto, California 94301. Includes 22,441 shares of Series B convertible preferred stock held by Oak Investment Partners and its affiliates which are convertible into 3,740,166 shares of Class A common stock, assuming a $6.00 conversion price, and 37,559 shares of Series B-1 convertible preferred stock issuable to Oak Investment Partners and its affiliates which are convertible into 15,023,600 shares of Class A common stock, assuming a $2.50 conversion price and completion of the second closing.

(4) Includes 1,397,362 shares of Class A common stock beneficially owned by Szlam Partners, L.P., a partnership controlled by Mr. Szlam.

(5) Includes 459,646 shares of Class A common stock beneficially owned by AJF-1999 Trust U/A/D 5/20/99, a trust for which Mr. Filipowski is co-trustee, 4,553 shares of Common Stock beneficially owned by Robinwood Investment Company L.P., a limited partnership controlled by Mr. Filipowski, and 1,333 shares of Common Stock beneficially owned by Platinum Construction Corp, a corporation controlled by Mr. Filipowski. Also includes 300 shares of Series B convertible preferred stock issued to Mr. Filipowski which are convertible into 50,000 shares of Class A common stock, assuming a $6.00 conversion price, and 700 shares of Series B-1 convertible preferred stock issuable to Mr. Filipowski which are convertible into 280,000 shares of Class A common stock, assuming a $2.50 conversion price and completion of the second closing.

(6) Excludes 1,533 shares of Class A common Stock held by trusts for which Mr. Cullinane serves as trustee.

(7) Includes 101,423 shares of Class A common stock held by Frontenac VII Limited Partnership and 5,077 shares of Class A common stock held by Frontenac VII Masters Limited Partnership, of which Mr. Cowie is a general partner.

(8) Includes 2,133 shares of Class A common stock held in a trust for the benefit of Mr. Filipowski's children, of which Mr. Hahn is the trustee. One-half of the options granted to Mr. Hahn under our Stock Incentive Plans were transferred to Katten Muchin Zavis Rosenman, Mr. Hahn's law firm, immediately upon grant.

(9) Options to purchase Class A common stock that were granted under our Stock Incentive Plans for periods when serving as a Board designee of Dell Computer Corporation were transferred to Dell immediately upon grant.

(10) Mr. Rau resigned as one of our directors on April 2, 2002.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

       The terms of the Series B convertible preferred stock and Series B-1 convertible preferred stock are complex and only briefly summarized in this Proxy Statement. Stockholders wishing further information concerning the private placement are referred to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2002.

       Furthermore, the SEC allows divine to "incorporate by reference" information into this Proxy Statement, which means that divine can disclose important information to you by referring you to another document that divine filed separately with the SEC. The information incorporated by reference is considered a part of this Proxy Statement. Information in this Proxy Statement updates and, in some cases, supersedes information incorporated by reference from documents that divine has filed with the SEC prior to the date of this Proxy Statement, while information that divine files later with the SEC will automatically update and, in some cases, supersede the information in this Proxy Statement.

       The following documents and information previously filed with the SEC by divine are incorporated by reference into this Proxy Statement:

       o divine's Annual Report filed on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on April 1, 2002, as amended on Form 10-K/A filed with the SEC on May 9, 2002;

       o divine's Quarterly Report filed on Form 10-Q for the quarterly period ended March 31, 2002, filed with the SEC on May 15, 2002;

       o divine's Current Reports on Forms 8-K filed with the SEC on January 24, 2002, March 14, 2002, April 5, 2002, May 2, 2002, May 9, 2002, May 24,
         2002, May 31, 2002, June 3, 2002, June 11, 2002, July 18, 2002 and July
         25, 2002 and divine's Current Reports on Form 8-K/A filed with the SEC on March 28, 2002 and July 25, 2002;

       o the description of Class A common stock contained in divine's registration statement on Form 8-A, filed with the SEC on March 21, 2000; and

       o the description of the series A junior participating preferred stock purchase rights contained in divine's registration statement on Form 8-A/A, filed with the SEC as on February 13, 2001, as amended.

       In addition, all documents filed by divine under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the special meeting are incorporated by reference into and deemed a part of this Proxy Statement from the date of filing of those documents.

       If you are a stockholder, we may have sent you some of the documents incorporated by reference, but anyone can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Proxy Statement. You may obtain documents that we have filed with the SEC and incorporated by reference in this document, without charge, by making an oral or written request to divine as follows:

       divine, inc.
       Attn: Investor Relations
       1301 North Elston Avenue
       Chicago, Illinois 60622

       Telephone: (773) 394-6600
       Facsimile: (773) 394-6604
       email: IR@DIVINE.COM

       You may also obtain all documents that divine has filed with the SEC by making an oral or written request to Computershare Investor Services, LLC, as follows:

       Computershare Investor Services, LLC
       Attn: Tod Shafer
       2 North LaSalle Street
       Chicago, Illinois 60602
       Telephone: (312) 588-4746
       Facsimile: (312) 601-4357
       email: TOD.SHAFER@COMPUTERSHARE.COM

       If you would like to request any of these documents from divine, please do so at least five days before the date of the divine special meeting in order to receive them before the date of the meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

     1. APPROVAL OF THE ISSUANCE OF MORE THAN 3,823,500 SHARES OF CLASS A COMMON STOCK, THE ISSUANCE OF SHARES OF SERIES B-1 CONVERTIBLE PREFERRED STOCK AND THE GENERAL VOTING RIGHTS OF THE SERIES B CONVERTIBLE PREFERRED STOCK AND THE SERIES B-1 CONVERTIBLE PREFERRED STOCK.

     2. APPROVAL OF THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK.

     3.  APPROVAL OF THE DIVINE 2002 EMPLOYEE STOCK PURCHASE PLAN.

                                    EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       TO
             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
                      SERIES B CONVERTIBLE PREFERRED STOCK


                                       OF

                                  DIVINE, INC.

                       (ORIGINALLY FILED ON MAY 30, 2002)

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

         I, the undersigned, Jude M. Sullivan, Senior Vice President and Secretary of divine, inc., a Delaware corporation (hereinafter called the "CORPORATION"), pursuant to the provisions of Sections 103 and 242 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Amendment to Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Third Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors duly adopted, and the stockholders of the Corporation representing the requisite votes entitled to vote thereon at a duly convened meeting approved, the following resolutions amending the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Company's Series B Convertible Preferred Stock, to read in their entirety as follows:

         RESOLVED, that, pursuant to Article FOURTH of the Third Amended and Restated Certificate of Incorporation of the Corporation (which authorizes 50,000,000 shares of preferred stock, $0.001 par value ("PREFERRED STOCK")), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

         RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

         1. NUMBER AND DESIGNATION. 100,000 shares of the Preferred Stock of the Corporation shall be designated as Series B Convertible Preferred Stock (the "SERIES B PREFERRED STOCK").

         2. DEFINITIONS. In addition to the capitalized terms elsewhere defined herein, the following terms, when used herein, shall have the meanings indicated, unless the context otherwise requires.

         "ADJUSTED CONVERSION PRICE" means, with respect to any share of Series B Preferred Stock, at any time, the Initial Conversion Price of such share of Series B Preferred Stock, as adjusted from time to time pursuant to Section 6(e) hereof.

         "AFFILIATE" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing.

         "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

         "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

         "COMMON STOCK" means the Corporation's Class A Common Stock, par value $0.001 per share.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         "GROUP" means a group within the meaning of Section 13(d)(3) of the Exchange Act.

         "INITIAL CLOSING" has the meaning specified in the Securities Purchase Agreement.

         "INITIAL CONVERSION PRICE" means with respect to any share of Series B Preferred Stock, $6.00 per share of Series B Preferred Stock.

         "ISSUE DATE" means with respect to any share of Series B Preferred Stock, the date of the Initial Closing.

         "LIQUIDATION PREFERENCE" means, with respect to any share of Series B Preferred Stock, $1,000 per whole share of Series B Preferred Stock (as adjusted for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Series B Preferred Stock).

         "MARKET PRICE" means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so quoted, but not so traded, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose and reasonably acceptable to Oak. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as mutually agreed upon by the Corporation and Oak.

         "OAK" means Oak Investment Partners X, Limited Partnership; Oak Investment Partners IX, Limited Partnership; Oak X Affiliates Fund, Limited Partnership; Oak IX Affiliates Fund, Limited Partnership; and Oak IX Affiliates Fund-A, Limited Partnership and their respective Affiliates, but any of such Persons (including the Persons listed above) will only be deemed to be Oak if such Person purchases shares of Series B Preferred Stock or Series B-1 Preferred Stock under and pursuant to the Securities Purchase Agreement or the Second Amended and Restated Purchase Agreement and holds such shares or shares of Common Stock issued upon conversion thereof in accordance with this Certificate of Designations or Series B-1 Certificate of Designations, as applicable.

         "OUTSTANDING", when used with reference to shares of stock, means issued and outstanding shares, excluding shares held by the Corporation or a subsidiary.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust and any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PURCHASERS" has the meaning specified in Section 6(g) of this Certificate of Designations.

         "RIGHTS PLAN" has the meaning specified in the Second Amended and Restated Purchase Agreement.

         "SECOND AMENDED AND RESTATED PURCHASE AGREEMENT" means that certain Second Amended and Restated Securities Purchase Agreement, dated as of July 24, 2002, between the Corporation and the Purchasers.

         "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement, dated on or about May 29, 2002, between the Corporation and the Purchasers.

         "SERIES A JUNIOR PREFERRED STOCK" means the Series A Junior Participating Preferred Stock, par value $0.001 per share.

         "SERIES B-1 CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations, Preferences and Rights of Series B-1 Preferred Stock, as amended.

         "SERIES B-1 PREFERRED STOCK" means the Series B-1 Convertible Preferred Stock, par value $0.001 per share, authorized pursuant to the Series B-1 Certificate of Designations.

         3. RANK.(a) Any class or series of capital stock of the Corporation shall be deemed to rank:

                           (i) prior to the Series B Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of Series B Preferred Stock ("SENIOR SECURITIES");

                           (ii) on a parity with the Series B Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Series B-1 Preferred Stock or if the holders of the Series B Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences (including, but not limited to, preferences as to payment of dividends or other amounts distributable upon liquidation), without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("PARITY SECURITIES"); and

                           (iii) junior to the Series B Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or Series A Junior Preferred Stock or if the holders of the Series B Preferred Stock shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series (including, but not limited to, preferences as to payment of dividends or other amounts distributable upon liquidation) ("JUNIOR SECURITIES").

                  (b) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be.

                  (c) The Series B Preferred Stock shall be subject to the creation of Junior Securities and, subject to Section 7(b) of this Certificate of Designations, Parity Securities and Senior Securities.

         4. DIVIDENDS. In the event any dividend or other distribution payable in cash or other property is declared on the Common Stock (other than dividends payable solely in shares of Common Stock), each holder of shares of Series B Preferred Stock on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received if on such record date such holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Series B Preferred Stock then held by such holder are then convertible.

         5. LIQUIDATION PREFERENCE.(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series B Preferred Stock shall be entitled to receive with respect to each share of Series B Preferred Stock held thereby an amount in cash equal to the Liquidation Preference of such share of Series B Preferred Stock. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full.

                  (b) Upon the completion of the distribution required by
Section 5(a) and any other distribution that may be required with respect to any other series of Preferred Stock that may from time to time come into existence, subject to the rights of any other series of Preferred Stock that may from time to time come into existence, the holders of Series B Preferred Stock shall participate with the Common Stock, the Series A Junior Preferred Stock and the Series B-1 Preferred Stock ratably on an as-converted basis (without regard to the Exchange Cap) in the distribution of assets, or the proceeds thereof, until the holders of Series B Preferred Stock shall have received with respect to each share of Series B Preferred Stock held thereby (including amounts paid pursuant to Section 5(a)) an aggregate amount per share of Series B Preferred Stock equal to the product of (x) the Liquidation Preference of each such share of Series B Preferred Stock, TIMES (y) three (3); thereafter, the holders of Series B Preferred Stock shall not be entitled to any further distribution or payment and, subject to the rights of the Series A Junior Preferred Stock, the Series B-1 Preferred Stock and any other series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive the distribution of the remaining assets, or the proceeds thereof. Notwithstanding anything in this Section 5 to the contrary, if a holder of Series B Preferred Stock would receive under and pursuant to this Section 5 a greater liquidation amount than such holder is entitled to receive pursuant to Sections 5(a)-(b) by converting such shares of Series B Preferred Stock into shares of Common Stock, then such holder shall not receive any amounts under
Section 5(a), but shall be treated for purposes of this Section 5 as though they had converted into shares of Common Stock, whether or not such holders had elected to so convert.

                  (c) Notwithstanding anything else in this Certificate of Designations, a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation shall be deemed to have occurred upon (A) (i) the acquisition of the Corporation by another Person by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or similar transaction, whether of the Corporation with or into any other Person or Persons or of any other Person or Persons with or into the Corporation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or
(ii) a sale of all or substantially all of the assets of the Corporation; PROVIDED that a consolidation or merger as a result of which the holders of capital stock of the Corporation immediately prior to such merger or consolidation possess (by reason of such holdings) 50% or more of the voting power of the corporation surviving such merger, consolidation or similar transaction (or other Person which is the issuer of the capital stock into which the capital stock of the Corporation is converted or exchanged in such merger or consolidation) shall not be treated as a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation within the meaning of this Section 5 or (B) a transaction or series of transactions in which a person or group of persons (as defined in Rule 13d-5(b)(1) of the Exchange Act) (excluding Oak) acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of more than 50% of the Common Stock or the voting power of the Corporation (a "CHANGE OF CONTROL").

         6. CONVERSION. (a) Shares of Series B Preferred Stock shall be convertible into Common Stock on the terms and conditions set forth in this
Section 6. Subject to the provisions of this Section 6, each holder of shares of Series B Preferred Stock shall have the right, at any time, at such holder's option, to convert any or all outstanding shares (and fractional shares) of Series B Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. In addition, if the Market Price of the Common Stock exceeds $50.00 per share (after giving effect to the reverse stock split of the Common Stock effective at 12:01 a.m. on May 29, 2002 but subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Common Stock after such date) for any 60 consecutive trading day period that begins after November 29, 2003 (a "MANDATORY CONVERSION EVENT"), then, upon such Mandatory Conversion Event, each outstanding share of Series B Preferred Stock shall automatically be converted into Common Stock as set forth in this Section 6 and in accordance with Section 6(c) hereof. The number of shares of Common Stock deliverable upon the conversion hereunder of a share of Series B Preferred Stock as of any date shall be an amount equal to $1,000 (as adjusted for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Series B Preferred Stock), DIVIDED BY the Adjusted Conversion Price of such share of Series B Preferred Stock.

                  (b) (i) In order to exercise the conversion privilege, the holder of the shares of Series B Preferred Stock to be converted shall surrender the certificate representing such shares of Series B Preferred Stock (or a lost stock affidavit therefor reasonably acceptable to the Corporation) at the office of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares of Series B Preferred Stock to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series B Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney.

                           (ii) As promptly as practicable after the surrender by a holder of certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee,
         (w) a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 6, (x) any cash adjustment required pursuant to Section 6(d) and (y) in the event of a conversion in part, a certificate or certificates for the whole number of shares of Series B Preferred Stock not being so converted.

                           (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered to the Corporation for conversion and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. All shares of Common Stock delivered upon conversion of the Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series B Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Section 6 and a certificate or certificates representing shares of Series B Preferred Stock not converted.

                  (c) Upon the occurrence of a Mandatory Conversion Event, all holders of shares of Series B Preferred Stock shall surrender to the Company for cancellation the original stock certificates duly endorsed for cancellation and such shares of Series B Preferred Stock shall be deemed to have been converted in accordance with this Section 6 as of the date of the occurrence of the Mandatory Conversion Event.

                  (d) In connection with the conversion of any shares of Series B Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the business day on which such shares of Series B Preferred Stock are deemed to have been converted.

                  (e) (i) In case the Corporation shall at any time after the Issue Date of the Series B Preferred Stock (A) declare a dividend or make a distribution on Common Stock payable in Common Stock, (B) subdivide or split the outstanding Common Stock, (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (E) consolidate with, or merge with or into, any other Person, the Adjusted Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Series B Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause (e)(i)(C),
         (e)(i)(D) or (e)(i)(E) above of this Section 6) which, if the Series B Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming for purposes of such calculation that such holder of Common Stock of the Corporation (x) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such recapitalization, sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an Affiliate of a constituent person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (PROVIDED, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this Section 6(e) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

                           (ii) In case the Corporation shall issue or sell any Common Stock (other than Common Stock (collectively, the "EXCLUDED SECURITIES") issued (A) pursuant to the Corporation's stock option plans or pursuant to any other Common Stock related employee compensation plans of the Corporation approved by the Corporation's Board of Directors or its predecessors (including such plans under Section 423 of the Internal Revenue Code of 1986, as amended) (collectively, "STOCK PLANS"), (B) to vendors, banks, lenders and equipment lessors of the Corporation or its subsidiaries in transactions the primary purpose of which is not the raising of capital, provided that the aggregate number of shares of Common Stock so issued after the date of the Initial Closing do not (1) have an aggregate market price at the date of such issuance in excess of $5 million or (2) exceed 1 million shares of Common Stock (after giving effect to the reverse stock split of the Common Stock effective at 12:01 a.m. on May 29, 2002 but subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Common Stock after such date), (C) pursuant to (1) the conversion of convertible notes or other debt instruments outstanding as of the date of the Initial Closing, (2) the exercise of warrants outstanding as of the date of the Initial Closing and (3) obligations of the Corporation existing as of the date of the Initial Closing to issue shares of Common Stock, (D) in connection with (1) acquisitions by the Corporation or its subsidiaries of assets or equity securities of third Persons or (2) mergers, consolidations, joint ventures or other business combinations by the Corporation with third Persons, (E) pursuant to the Rights Plan, (F) (or deemed to have been issued) pursuant to the Second Amended and Restated Purchase Agreement or pursuant to the conversion of any shares of Series B-1 Preferred Stock or (G) upon exercise or conversion of any security the issuance of which caused an adjustment under Section 6(e)(iii) or 6(e)(iv) hereof) without consideration or for a consideration per share less than the Adjusted Conversion Price then in effect, the Adjusted Conversion Price to be in effect after such issuance or sale shall be determined by multiplying the Adjusted Conversion Price in effect immediately prior to such issuance or sale by a fraction, (1) the numerator of which shall be the product of (I) the aggregate number of shares of Common Stock outstanding immediately before such issuance or sale, plus the aggregate number of shares of Common Stock into which the outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock are convertible immediately before such issuance or sale (but excluding any other options, warrants or convertible securities), plus the aggregate number of shares of Common Stock that the aggregate consideration received by the Corporation upon such issuance or sale would purchase at the Adjusted Conversion Price then in effect and (2) the denominator of which shall be (I) the aggregate number of shares of Common Stock outstanding immediately before such issuance or sale, plus the aggregate number of shares of Common Stock into which the outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock are convertible immediately before such issuance or sale (but excluding any other options, warrants or convertible securities), plus the aggregate number of shares of Common Stock so issued or sold; provided, however, that notwithstanding anything in this Certificate of Designations to the contrary, no adjustment in the Adjusted Conversion Price shall be effectuated, or required to be effectuated, pursuant to this Section 6(e)(ii) unless and until the Corporation issues or is deemed to have issued shares of Common Stock (other than Excluded Securities) which, when aggregated with all shares of Common Stock (other than Excluded Securities) issued or deemed to have been issued by the Corporation after the date of the Initial Closing have an aggregate market price at the date of such issuance or deemed issuance in excess of $10 million, at which time adjustments in the Adjusted Conversion Price pursuant to this Section 6(e)(ii) shall be effectuated, and be required to be effectuated, hereunder with respect to all issuances or deemed issuances of Common Stock that comprised or that are in excess of such $10 million amount, as if all such issuances occurred on the date such threshold is exceeded. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Corporation; PROVIDED, HOWEVER, that if the holders of a majority of the Series B Preferred Stock shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to such holders to determine such fair market value. The holders shall be notified promptly of any consideration other than cash to be received by the Corporation and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

                           (iii) Except for and with respect to Excluded Securities, in the event that the Corporation fixes a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Adjusted Conversion Price in effect on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Adjusted Conversion Price then in effect shall be adjusted pursuant to Section 6(e)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 6(e)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 6(e)), the Adjusted Conversion Price then in effect shall again be adjusted to be the Adjusted Conversion Price which would then be in effect if such record date had not been fixed, in the former event, or the Adjusted Conversion Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

                           (iv) Except for and with respect to Excluded
         Securities, in the event that the Corporation issues rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue securities that are convertible, directly or indirectly, into Common Stock, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Adjusted Conversion Price then in effect, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Adjusted Conversion Price shall be adjusted pursuant to Section 6(e)(ii) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the minimum aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 6(e)(ii) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 6(e)), the Adjusted Conversion Price shall again be adjusted to be the Adjusted Conversion Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Adjusted Conversion Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Adjusted Conversion Price Factor shall be made pursuant to this
         Section 6(e)(iv) to the extent that the Adjusted Conversion Price shall have been adjusted pursuant to Section 6(e)(iii) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

                           (v) No adjustment to the Adjusted Conversion Price pursuant to Sections 6(e)(ii), 6(e)(iii) and 6(e)(iv) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Adjusted Conversion Price; PROVIDED HOWEVER, that any adjustments which by reason of this Section 6(e)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(e) shall be made to the nearest four decimal points.

                           (vi) In the event that, at any time as a result of the provisions of this Section 6(e), the holder of Series B Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of Series B Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                  (f) All adjustments pursuant to this Section 6 shall be notified to the holders of Series B Preferred Stock and such notice shall be accompanied by a Schedule of Computations of the adjustments certified by a financial officer of the Corporation.

                  (g) (i) Notwithstanding anything to the contrary contained herein, the Corporation shall not be obligated to issue more than an aggregate of 3,823,500 shares of Common Stock (after giving effect to the reverse stock split of the Common Stock effective at 12:01 a.m. on May 29, 2002 but subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Common Stock after such date) upon the conversion of any shares of Series B Preferred Stock under this Section 6 or any shares of Series B-1 Preferred Stock under Section 6 of the Series B-1 Certificate of Designations in breach of the Corporation's obligations under the rules or regulations of The Nasdaq Stock Market (the "EXCHANGE CAP"), except that such limitation shall not apply in the event that the Corporation
         (a) obtains the approval of its stockholders as required by the applicable rules of The Nasdaq Stock Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount ("STOCKHOLDER APPROVAL"), or (b) obtains a written opinion from counsel reasonably acceptable to the Corporation and Oak that such approval is not required (an "OPINION"). Until Stockholder Approval or an Opinion is obtained, no purchaser of shares of Series B Preferred Stock pursuant to the Securities Purchase Agreement (the "PURCHASERS") shall be issued upon conversion of shares of Series B Preferred Stock issued pursuant to the Securities Purchase Agreement, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of shares of Series B Preferred Stock issued to such Purchasers pursuant to the Securities Purchase Agreement and the denominator of which is the sum of the aggregate number of shares of Series B Preferred Stock issued to the Purchasers pursuant to the Securities Purchase Agreement and the aggregate number of shares of Series B-1 Preferred Stock issued pursuant to the Second Amended and Restated Purchase Agreement (the "CAP ALLOCATION AMOUNT").

                           (ii) In the event that the Corporation is, at the time of any conversion of shares of Series B Preferred Stock under this
         Section 6 and Series B-1 Preferred Stock (each, a "CONVERSION"), prohibited from issuing all of the shares of Common Stock then issuable upon such Series B Preferred Stock or Series B-1 Preferred Stock, as the case may be, as a result of or pursuant to the Exchange Cap, the Corporation shall, subject to the rights of the Series B-1 Preferred Stock set forth in the Series B-1 Certificate of Designations, (x) convert the maximum aggregate number of such shares of Series B Preferred Stock and Series B-1 Preferred Stock then permitted under and in accordance with the Exchange Cap into Common Stock in accordance with this Section 6 and Section 6 of the Series B-1 Certificate of Designations, with such amount to be allocated pro rata among the holders of the Series B Preferred Stock and Series B-1 Preferred Stock to be converted in such Conversion (the "CONVERTING PREFERRED HOLDERS") based upon their respective Cap Allocation Amounts, (y) redeem, to the extent that the Corporation has funds legally available therefor, pro rata from such Converting Preferred Holders (based upon their respective Cap Allocation Amounts), the maximum aggregate number of shares of Series B Preferred Stock or Series B-1 Preferred Stock, respectively, held by such Converting Preferred Holder which were originally subject to such Conversion but which the Corporation was prohibited from converting into Common Stock as a result of or pursuant to the Exchange Cap (the "INITIAL REDEEMED EXCESS SHARES") that can be so redeemed at a price per share for each Initial Redeemed Excess Share equal to its respective Liquidation Preference (as defined herein with respect to the Series B Preferred Stock and as defined in the Series B-1 Certificate of Designations with respect to the Series B-1 Preferred Stock) as of the date of the applicable Conversion (the "REDEMPTION PRICE") and (z) redeem, ratably from such Converting Preferred Holders (based upon their respective Cap Allocation Amounts), the remainder of the shares of Series B Preferred Stock and Series B-1 Preferred Stock submitted for conversion in such Conversion by such Converting Preferred Holder which the Corporation was prohibited from converting into Common Stock as a result of or pursuant to the Exchange Cap (the "REMAINING REDEEMED EXCESS SHARES") as soon as funds legally available for such purpose become available at a price per share for each

         Remaining Redeemed Excess Share equal to its respective Redemption Price. With respect to Initial Redeemed Excess Shares, the Corporation shall deliver to each applicable Converting Preferred Holder the aggregate Redemption Price payable thereto hereunder with respect to the Initial Redeemed Excess Shares held thereby within ten (10) Business Days after such Converting Preferred Holder has delivered to the Corporation the original stock certificate(s) representing the applicable Initial Redeemed Excess Shares (or a lost stock affidavit therefor reasonably acceptable to the Corporation), duly endorsed for transfer or accompanied by a stock power executed in blank. With respect to Remaining Redeemed Excess Shares, (i) such shares shall be deemed for all purposes to have been redeemed on and as of the date of the applicable Conversion, (ii) within seven (7) Business Days after funds become legally available to purchase such Remaining Redeemed Excess Shares, the Corporation shall give each applicable Converting Preferred Holder written notice to such effect, (iii) until such time as the accrued but unpaid Redemption Price payable for or with respect to all Remaining Redeemed Excess Shares has been paid in full, the Corporation shall be prohibited, without the prior written consent of the former holders of Remaining Redeemed Excess Shares who are owed a majority of the aggregate Redemption Price then payable to all former holders of Remaining Redeemed Excess Shares, from declaring or paying any cash dividends on or with respect to the Corporation's outstanding capital stock, repurchasing any shares of outstanding capital stock (except pursuant to Section 6(g) of this Certificate of Designations and Section 6(g) of the Series B-1 Certificate of Designations and except repurchases from employees, directors or consultants at cost pursuant to contracts approved by the Board of Directors) or making any distribution with respect to its capital stock and (iv) the Corporation shall deliver to each such Converting Preferred Holder the aggregate Redemption Price payable thereto hereunder with respect to the applicable Remaining Redeemed Excess Shares held thereby within ten
         (10) Business Days after the later of the date (1) such Converting Preferred Holder has delivered to the Corporation the original stock certificate(s) representing such Remaining Redeemed Excess Shares (or a lost stock affidavit therefor reasonably acceptable to the Corporation) to the Corporation, duly endorsed for transfer or accompanied by a stock power executed in blank and (2) the Corporation has funds legally available for such purpose and has delivered an Excess Share Redemption Notice to such Converting Preferred Holder with respect to such Remaining Redeemed Excess Shares in accordance with this Certificate of Designations or the Series B-1 Certificate of Designations, as the case may be.

                           (iii) In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's shares of Series B Preferred Stock, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of shares of Series B Preferred Stock or Series B-1 Preferred Stock shall convert all of such holder's shares of Series B Preferred Stock or Series B-1 Preferred Stock, respectively, into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of shares of Series B Preferred Stock and Series B-1 Preferred Stock on a pro rata basis in proportion to the number of shares of Series B Preferred Stock and Series B-1 Preferred Stock then held by each such holder.

         7. VOTING RIGHTS. (a) Except as otherwise provided by applicable law, the holders of the shares of Series B Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock, (ii) shall be entitled to a number of votes equal to the number of votes to which shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date (provided that solely for the purposes of this determination, no effect shall be given to any adjustment provided in Sections 6(e)(ii), 6(e)(iii) or 6(e)(iv) hereof) and (iii) shall be entitled to notice of any stockholders' meeting in accordance with the certificate of incorporation and bylaws of the Corporation. Notwithstanding the foregoing, in the event that, at any time before Stockholder Approval or an Opinion is obtained, the outstanding shares of Series B Preferred Stock (on an as-converted to Common Stock basis) and Series B-1 Preferred Stock (on an as-converted to Common Stock basis), plus any shares of Common Stock previously issued upon conversion of Series B Preferred Stock and Series B-1 Preferred Stock, would represent greater than the number of votes that would be held by the number of shares of Common Stock constituting the Exchange Cap, then for voting purposes the number of votes per share of Series B Preferred Stock shall be automatically reduced (with such reduction allocated pro rata among the holders of Series B Preferred Stock and Series B-1 Preferred Stock based upon the aggregate number of shares of Series B Preferred Stock and Series B-1 Preferred Stock then held) so that the outstanding shares of Series B Preferred Stock (on an as-converted to Common Stock basis) and Series B-1

Preferred Stock (on an as-converted to Common Stock basis), plus any shares of Common Stock previously issued upon conversion of Series B Preferred Stock and Series B-1 Preferred Stock, represent the number of votes that would be held by the number of shares of Common Stock constituting the Exchange Cap.

                  (b) The Corporation shall not, without first obtaining the approval of the holders of not less than a majority of the total number of shares of Series B Preferred Stock and Series B-1 Preferred Stock then outstanding, voting together as a single class:

                           (i) offer, sell, authorize, designate or issue shares of any class or series of Senior Securities or Parity Securities;

                           (ii) increase the number of shares of Series B Preferred Stock authorized pursuant to this Certificate of Designations or except pursuant to the Securities Purchase Agreement issue any shares of Series B Preferred Stock; or

                           (iii) amend, alter or repeal the Third Amended and Restated Certificate of Incorporation, the Amended and Restated By-laws of the Corporation, this Certificate of Designations (or any other certificate of designations) or of any provision thereof (including the adoption of a new provision thereof) which would result in an adverse change of the voting powers, designation and preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions of the Series B Preferred Stock, excluding for the avoidance of doubt, (A) any reverse stock split that applies equally to all classes of capital stock of the Corporation or for which the Series B Preferred Stock is entitled to anti-dilution protection pursuant to Section 6 hereof and (B) any amendment from time to time of the Rights Plan or the Certificate of Designations of the Series A Junior Preferred Stock effectuated in order to (1) provide that (x) the issuance of, or the agreement to issue, securities of the Corporation in connection with certain acquisitions, mergers, consolidations or other similar transactions of the Corporation or its subsidiaries do not trigger the rights and obligations under the Rights Plan or (y) certain Person(s) receiving such securities do not constitute a "Acquiring Person(s)" as defined in the Rights Plan or (2) increase the number of authorized shares of Series A Junior Preferred Stock in connection with, or as a result of, certain acquisitions, mergers, consolidations or other similar transactions of the Corporation or its subsidiaries (including, but not limited to, that certain amendment to be filed on or after May 29, 2002 in order to increase the number of authorized shares of Series A Junior Preferred Stock to 2,000,000); PROVIDED, HOWEVER, no such amendment will have the effect of causing
         (i) a Purchaser or a purchaser under the Second Amended and Restated Purchase Agreement to be an "Acquiring Person" because of the acquisition of Series B Preferred Stock (and the Common Stock into which such Series B Preferred Stock is convertible) or Series B-1 Preferred Stock (or the Common Stock into which such Series B-1 Preferred Stock is convertible), respectively, (ii) the acquisition of Series B Preferred Stock (or the Common Stock into which such Series B Preferred Stock is convertible) or Series B-1 Preferred Stock (or the Common Stock into which such Series B-1 Preferred Stock is convertible), respectively, to trigger a "Distribution Date" (as defined in the Rights Plan) or (iii) the inclusion of the Series B Preferred Stock (or the Common Stock into which such Series B Preferred Stock is convertible) or Series B-1 Preferred Stock (or the Common Stock into which such Series B-1 Preferred Stock is convertible), respectively, in the determination of whether a Purchaser is an "Acquiring Person" under the Rights Agreement.

                  (c) The consent or votes required in Section 7(b) above shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation's Certificate of Incorporation or Amended and Restated Bylaws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in Section 7(a) above.

                  (d) Upon completion of the Initial Closing, the holders of shares of Series B Preferred Stock and Series B-1 Preferred Stock, voting together as a single class, shall collectively be entitled to elect one member of the Board of Directors who shall be nominated by Oak and, in the event that the holders of a majority of the Series B Preferred Stock and Series B-1 Preferred Stock elect to exercise such right, the number of directors then constituting the Board of Directors shall be increased by one. Upon completion of the Mandatory Closing (as defined in the Series B-1 Certificate of Designations), the holders of shares of Series B Preferred Stock and Series B-1 Preferred Stock, voting together as a single class, shall collectively be entitled to elect up to two members of the Board of Directors in the aggregate (inclusive of the one member provided for in the preceding sentence), each of whom shall be nominated by Oak, and, in the event that the holders of a majority of the Series B Preferred Stock and

Series B-1 Preferred Stock issued at the Initial Closing and the Mandatory Closing, respectively, elect to exercise such right, the number of directors then constituting the Board of Directors shall be increased in order to provide for a total of two additional Board seats. Whenever a majority of the shares of Series B Preferred Stock and Series B-1 Preferred Stock have been converted into Common Stock pursuant to this Certificate of Designations and the Series B-1 Certificate of Designations, respectively, or have been transferred by the initial holder thereof to a Person that is not an Affiliate of the initial holders, then the right of the holders of the Series B Preferred Stock and Series B-1 Preferred Stock to elect such additional director(s) shall cease, and the term of office of any person elected as director by the holders of the Series B Preferred Stock and Series B-1 Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

         8. REPORTS. The Corporation shall mail to all holders of Series B Preferred Stock those reports, proxy statements and other materials that it mails to all of its holders of Common Stock. In the event the Corporation is not required to file quarterly and annual financial reports with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, the Corporation will furnish the holders of the Series B Preferred Stock with reports containing the same information as would be required in such reports.

         9. HEADINGS. The headings of the Sections, subsections, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

         IN WITNESS WHEREOF, divine, inc. has caused this Certificate to Amendment to Certificate of Designations to be signed and attested by the undersigned this ___ day of __________, 2002.

                                     divine, inc.


                                     By:________________________________________
                                              Name:    Jude M. Sullivan
                                              Title:   Senior Vice President and
                                                       Secretary

                                    EXHIBIT B

                                  divine, inc.

                        2002 EMPLOYEE STOCK PURCHASE PLAN

                          (ADOPTED AS OF JUNE 1, 2002)
                                  divine, inc.

                        2002 EMPLOYEE STOCK PURCHASE PLAN

                          (ADOPTED AS OF JUNE 1, 2002)

                                    ARTICLE I

                            ESTABLISHMENT AND PURPOSE

         1.1 PURPOSE. The divine, inc. 2002 Employee Stock Purchase Plan (this "Plan") is hereby established by divine, inc. and adopted as of June 1, 2002 (the "Effective Date"), subject to approval by the stockholders of divine, inc. within twelve (12) months after such adoption date. The purpose of this Plan is to promote the overall financial objectives of the Company and its stockholders by motivating participants in this Plan to achieve long-term growth in stockholders' equity of the Company. This Plan is intended as an "employee stock purchase plan" within the meaning of Section 423 of the Code, and Options granted hereunder are intended to constitute options granted under such a plan, and this Plan and all actions taken in connection with this Plan shall be constructed consistently with such intent.

                                   ARTICLE II

                                   DEFINITIONS

         The following sections of this Article II provide definitions of terms used throughout this Plan, and whenever used herein in the capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:

         2.1 "ACCOUNT" shall mean the bookkeeping account established on behalf of a Participant to which shall be credited all contributions paid for the purpose of purchasing Common Stock under this Plan, and to which shall be charged all purchases of Common Stock pursuant to this Plan. The Company shall have custody of such Account.

         2.2 "AGREEMENT" or "OPTION AGREEMENT" means, individually or collectively, any enrollment and withholding agreement entered into pursuant to this Plan. An Agreement shall be the right of the Company to withhold from payroll amounts to be applied to purchase Common Stock.

         2.3 "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of the Company.

         2.4 "CODE" or "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, and any subsequent Internal Revenue Code. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

         2.5 "COMMITTEE" means the person or persons appointed by the Board of Directors to administer this Plan, as further described in this Plan.

         2.6 "COMMON STOCK" means the Class A common stock, $0.001 par value per share, of the Company, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described in SECTION 6.3.

         2.7 "COMPANY" means divine, inc. and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of, or successor to, substantially all of the assets of the Company.

         2.8 "CONTINUOUS SERVICE" shall mean, subject to modification by the Committee, an Eligible Employee's number of full years and completed months of continuous employment with the Company or a Subsidiary from his or her last hiring date to his or her date of Termination of Employment for any reason. The Committee may provide rules from time to time regarding the calculation of Continuous Service and the method for crediting such service.

         2.9 "CONTRIBUTION RATE" means the rate determined under SECTION 5.5.

         2.10 "DISABILITY" means a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or a Subsidiary, or if the Participant is not covered by such plan, a mental or physical illness that renders a Participant permanently and totally incapable of performing his or her duties as an employee of the Company or a Subsidiary. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (a) a willfully self-inflicted injury or willfully self-induced sickness; or (b) an injury or disease contracted, suffered or incurred while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

         2.11 "ELIGIBLE EMPLOYEE" means each employee of the Company or a Subsidiary (if the Subsidiary has adopted this Plan) on a Grant Date except that the Committee in its sole discretion may exclude:

                  (a) any employee who has accrued less than a minimum period of Continuous Service established by the Committee (but not to exceed two (2) years).

                  (b)      any employee whose customary employment is twenty
                           (20) hours or less per week;

                  (c) any employee whose customary employment is for not more than five (5) months in any calendar year;

                  (d) any employee who would directly or indirectly own or hold (applying the rules of Section 424(d) of the Code to determine stock ownership), immediately following the grant of an Option hereunder, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary; and

                  (e) any employee who is a highly compensated employee of the Company or Subsidiary within the meaning of
                           Section 414(q) of the Code.

Any period of service described in the preceding sentence may be decreased in the discretion of the Committee.

         2.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         2.13 "EXERCISE DATE" means such one or more dates determined by the Committee on which the accumulated value of each Account shall be applied to purchase Common Stock. The Committee may accelerate an Exercise Date in order to satisfy the employment period requirement of Section 423(a)(2) of the Code. Unless otherwise determined by the Committee, the first Exercise Date shall be the later to occur of a last day of August and a last day of November following the Effective Date, and subsequent Exercise Dates shall be every last day of February, May, August and November thereafter.

         2.14 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         2.15 "FAIR MARKET VALUE" means the value of Common Stock, determined on the basis of the good faith determination of the Committee pursuant to the applicable method described in SECTION 4.5 and as adjusted, averaged or otherwise modified by the Committee.

         2.16 "GRANT DATE" means the date or dates established by the Committee on which one or more Options are granted pursuant to this Plan; provided, however, that, unless otherwise determined by the Committee, the first Grant Date shall be the Effective Date for any person who is a Participant as of that date. Unless otherwise specified by the Committee, for any person, subsequent Grant Dates shall be each March 1, June 1, September 1 and December 1 occurring thereafter upon which such person is a Participant. The Committee may determine for any Plan Period that there shall be no Grant Date, in which case no Options shall be granted for that Plan Period. The terms and conditions of any Option granted on a particular Grant Date shall be independent of and have no effect on the terms and conditions of any Option granted on another Grant Date.

         2.17 "OPTION" means the right to purchase Common Stock pursuant to this Plan and any Agreement.

         2.18 "OPTION PERIOD" means the period beginning on the Grant Date and expiring on the Exercise Date as determined by the Committee, subject to the limitations of SECTION 5.3.

         2.19 "OPTION PRICE" means the price at which the Company's Common Stock granted as of a specific Grant Date may be purchased under an Option. The price shall be subject to the limitation set forth in SECTION 5.4.

         2.20 "PARTICIPANT" means an Eligible Employee to whom an Option has been granted under this Plan, and in the event a Representative is appointed for a Participant, then the term "Participant" shall mean such appointed Representative, or successor Representative(s) appointed, as the case may be, provided that "Termination of Employment" shall mean the Termination of Employment of the Participant.

         2.21 "PLAN" means the divine, inc. 2002 Employee Stock Purchase Plan, as herein set forth and as may be amended from time to time.

         2.22 "PLAN PERIOD" means, for the first Plan Period, the period starting on the Effective Date and ending on the first anniversary of the first Exercise Date under this Plan; and for each subsequent Plan Period, the twenty-four (24) consecutive month period starting immediately after the end of the preceding Plan Period; provided, however, that the Committee may at any time in its discretion designate another period as the Plan Period.

         2.23 "REPRESENTATIVE" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of the Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant's estate; or (c) the person or entity which is the beneficiary of a Participant upon or following the Participant's death. A Participant may file a written designation of his or her Representative with the Committee. Such designation of his or her Representative may be changed by the Participant at any time by written notice given in accordance with rules and procedures established by the Committee.

         2.24 "RETIREMENT" means the Participant's termination of employment after attaining age 65, or age 55 with the accrual of 10 years of service.

         2.25 "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         2.26 "SUBSIDIARY" means any company, as currently defined in Section 424(f) of the Code. Unless otherwise indicated the term "Company" shall hereinafter be deemed to include all Subsidiaries of the Company that have adopted this Plan.

         2.27 "TERMINATION OF EMPLOYMENT" means the latest date on which a person ceases, for whatever reason, to be an employee of the Company. For determining whether and when a Participant has incurred a Termination of Employment for cause, "cause" shall mean any act or omission which permits the Company to terminate the employment agreement or arrangement between the Participant and the Company for "cause," as defined in such agreement or arrangement, or in the event there is no such employment agreement or arrangement or the agreement or arrangement does not define the term "cause," then "cause" shall mean (a) the conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred,
(b) dishonesty in the course of fulfilling the Participant's duties as an employee of the Company or (c) willful and deliberate failure on the part of the Participant to perform such duties in any material respect. The determination of "cause" shall be made by the Committee, in its sole discretion.


                                   ARTICLE III

                                 ADMINISTRATION

         3.1 COMMITTEE STRUCTURE AND AUTHORITY. This Plan shall be administered by the Committee. The Committee shall be comprised of two or more members of the Board of Directors selected by the Board. A majority of the Committee shall constitute a quorum at any meeting thereof (including via telephone conference), and the acts of a majority of the members present, or acts unanimously approved in writing by the entire Committee without a meeting, shall be the acts of the Committee. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Chairman of the Board of the Company or to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. Subject to the provisions of this Plan, the Committee shall have full and final authority in its discretion to:

                  (a) determine from time to time whether a person is an Eligible Employee as of any Grant Date;

                  (b)      determine the Option Price;

                  (c) determine the number of shares of Common Stock available as of any Grant Date or subject to any Option;

                  (d) determine any Grant Date, Exercise Date and Option Period, and provide for all aspects of payroll deduction, suspension or withdrawal;

                  (e) determine, subject to this Plan, the time or times when, and the manner in which, each Option shall be exercisable and the duration of each Option Period;

                  (f) provide for the acceleration of the right to exercise an Option (or portion thereof);

                  (g) prescribe additional terms, conditions and restrictions in any Agreement and provide for the forms of Agreement to be utilized in connection with this Plan;

                  (h) determine whether a Participant has incurred a Disability;

                  (i) determine what securities laws requirements are applicable to this Plan, Options, and the issuance of shares of Common Stock hereunder and request of a Participant that appropriate action be taken;

                  (j) cancel, with the consent of the holder or as otherwise provided in this Plan or an Agreement, outstanding Options;

                  (k) require, as a condition of the exercise of an Option or the issuance or transfer of a share of Common Stock hereunder, the withholding from a Participant of the amount of any federal, state or local taxes as may be necessary in order for the Company or Subsidiary to obtain a deduction and as may be otherwise required by law;

                  (l) determine whether and for what reason an individual has incurred a Termination of Employment or an authorized leave of absence;

                  (m) treat all or any portion of any period during which a Participant is on an approved leave of absence as a period of employment for purposes of accrual of the Participant's rights under an Option;

                  (n) determine whether the Company or any other person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

                  (o) determine the restrictions or limitations on the transfer of Common Stock issued hereunder;

                  (p) determine whether an Option is to be adjusted, modified or purchased, or become fully exercisable, under SECTION 6.3 of this Plan or the terms of an Agreement;

                  (q) adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;

                  (r) appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties;

                  (s) correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Agreement relating to an Option, in such manner and to the extent the Committee shall determine in order to carry out the purposes of this Plan; and

                  (t) construe and interpret this Plan and any Agreement, and take all other actions, make all other determinations and take all other actions deemed necessary or advisable for the administration of this Plan.

         In the absence of the appointment of a Committee hereunder, the Compensation Committee of the Board shall be the Committee. A member of the Committee shall not exercise any discretion respecting himself under this Plan.


                                   ARTICLE IV

                                STOCK PROVISIONS

         4.1 NUMBER OF SHARES SUBJECT TO THIS PLAN. The stock subject to the Options granted under this Plan shall be the Common Stock. Subject to adjustment as provided in SECTION 6.3, the aggregate number of shares of Common Stock which may be delivered under the Plan shall not exceed 900,000 shares. The shares of Common Stock issued with respect to Options under this Plan may be authorized and unissued shares or shares issued and reacquired by the Company.

         4.2 RELEASE OF SHARES. If any shares of Common Stock available for subscription are unsubscribed, or if any Option granted hereunder shall be cancelled, forfeited, expire or terminate for any reason without having been exercised or realized in full, any shares of Common Stock subject to subscription or subject to such Option shall again be available and may thereafter be granted or otherwise applied under this Plan.

         4.3 RESTRICTIONS ON SHARES. Shares of Common Stock issued upon exercise of an Option shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee, in its discretion, may determine or provide in any Agreement. The Company shall not be required to issue or deliver shares of Common Stock hereunder prior to (1) the listing of such shares on the Nasdaq National Market or any other stock exchange or public market on which the Common Stock may then be listed (or regularly traded), (2) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any governmental body, which the Committee, in its sole discretion, determines to be necessary or advisable, and (3) the tendering to the Company of such documents and/or payments as the Committee may deem necessary, including documents the Committee deems necessary to satisfy any applicable withholding obligation in order for the Company or another entity to obtain a deduction on its federal, state or local tax return with respect to the exercise of an Option. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting any limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Company has no obligation to register shares of Common Stock issued pursuant to this Plan. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

         4.4 STOCKHOLDER RIGHTS. No person shall have any rights of a stockholder as to shares of Common Stock subject to an Option until, after proper exercise of the Option or other action required, such shares shall have been recorded on the Company's official stockholder records as having been issued or transferred to such person. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred to such person in the Company's official stockholder records, except as provided in SECTION 6.3.

         4.5 STOCK VALUATION. If and when the Fair Market Value per share of Common Stock shall be required to be determined, it shall be the closing sales price per share of the Common Stock on Nasdaq (or the principal stock exchange or market on which the Common Stock is then traded) on the date as of which such value is being determined or the last previous day on which a sale was reported.

         4.6 CUSTODIAN. Shares of Common Stock purchased pursuant to this Plan may be delivered to, and held in the custody of, such investment or financial firm as shall be appointed by the Committee. The custodian may hold in nominee or street name certificates for shares purchased pursuant to this Plan and may commingle shares in its custody pursuant to this Plan in a single account without identification as to individual Participants. By appropriate instructions to the custodian on forms to be provided for the purpose, a Participant may from time to time obtain (a) transfer into the Participant's own name, or into the name of the Participant and another individual as joint tenants with the right of survivorship, of all or part of the whole shares held by the custodian for the Participant's account and delivery of such shares to the Participant; (b) transfer of all or part of the whole shares held for the Participant's account by the custodian to a regular individual brokerage account in the Participant's own name or in the name of the Participant and another individual as joint tenants with the right of survivorship, either with the firm then acting as custodian or with another firm, or (c) sale of all or part of the whole shares held by the custodian for the Participant's account at the market price at the time the order is executed and remittance of the net proceeds of the sale to the Participant. Upon termination of participation in this Plan, and upon receipt of instructions from the Participant, the shares held by the custodian for the account of the Participant will be transferred and delivered to the Participant in accordance with (a) above, transferred to a brokerage account in accordance with (b) above, or sold in accordance with (c) above.


                                    ARTICLE V

                         ELIGIBILITY; OPTION PROVISIONS

         5.1 ELIGIBILITY. Except as herein provided, the persons who shall be eligible to participate in this Plan as of any Grant Date shall be those persons (and only those persons) who are Eligible Employees of the Company on a Grant Date.

         5.2 GRANT OF OPTIONS. The Committee shall have authority to grant Options under this Plan at any time or from time to time to all Eligible Employees as of a Grant Date. (To the extent an Option is granted to any Eligible Employee of an entity on a relevant date, all Eligible Employees of the entity shall be granted an Option to the extent required by law.) An Option shall entitle the Participant to receive shares of Common Stock at the conclusion of the Option Period, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with this Plan or an Agreement, including without limitation, payment of the Option Price. Each Option granted under this Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in this Plan and to such other terms and conditions as the Committee may deem appropriate. The grant and exercise of Options hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agencies as may be required. As of any Grant Date, each Eligible Employee shall be granted Options with the same rights and privileges as any other Eligible Employee on that Grant Date, except the amount of the Common Stock which may be purchased by any Participant under any Option may bear a uniform relationship to the total compensation, or the basic or regular rate of compensation (as determined by the Committee) of all Eligible Employees on that Grant Date, and the Option may establish a maximum amount of Common Stock which may be purchased.

         5.3 OPTION PERIOD. Each Agreement shall specify the period for which the Option thereunder is granted, which shall be determined by the Committee. In no event shall the Option Period exceed twenty-four (24) consecutive calendar months or extend beyond the period permitted under Section 423(b)(7) of the Code.

         5.4 OPTION PRICE. Subject to the limits stated herein, the Option Price per share at which shares of Common Stock may be acquired upon exercise of an Option shall be determined by the Committee. Unless otherwise specified by the Committee, with respect to any Exercise Date, the Option Price shall not be less than the lesser of eighty-five percent (85%) of the Fair Market Value of a share of Common Stock (averaged over such period as the Committee may determine and as permitted by law) on the applicable Grant Date and eighty-five percent (85%) of the Fair Market Value of a share of Common Stock (averaged over such period as the Committee may determine and as permitted by law) on the applicable Exercise Date. The Committee reserves the right to increase the Option Price by the value of any accretion to the amounts credited to an Account if the Participant is credited with such accretion, regardless of the method of accounting for such accretion.

         5.5 CONTRIBUTION RATE. If an Eligible Employee elects to participate in this Plan, the Participant shall file an Agreement with the Committee within the time period designated by the Committee. The Committee may provide that the Agreement shall specify either a percentage of the Participant's compensation (as defined by the Committee) or a dollar amount determined by the Participant to be deducted each pay period, or the Committee may permit only a specified percentage or a specified amount. Alternatively, the Committee may allow the Participant to contribute to the Plan by check to be drawn by the Participant at least once during the relevant Option Period. Such amount shall be credited to the Account and shall be the Participant's Contribution Rate. Unless the Participant's contributions are made in the form of checks, deductions shall begin as of the first regularly scheduled payroll date on or after the later of the Grant Date and the date specified by the Committee. The Committee may establish minimum and maximum percentages or amounts to be contributed and a date by when such Agreement must be filed with the Committee. Notwithstanding the foregoing, in no event may more than $25,000 be deducted from the Participant's compensation (as defined by the Committee) for each Option Period, and the maximum number of shares which can be purchased by a Participant during the Option Period shall not exceed such amount divided by eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the applicable Grant Date (as determined under SECTION 5.4). Such contributions will be held in the general funds of the Company, and no interest shall accrue on any amounts held under this Plan, unless expressly determined by the Committee. If a Participant's contributions are made to a Subsidiary, that corporation will promptly remit the amount of the contributions to the Company. A Participant's Contribution Rate, once established, shall remain in effect during the Option Period, unless and until contributions are suspended or fully discontinued, in order to comply with Section 401(k) of the Code or for such other reasons as the Committee in its sole discretion may determine, or if the Participant shall request suspension or discontinuance. If a Participant requests to suspend contributions, the Participant may do so at such times and in such manner as the Committee may permit, and previously contributed amounts shall be retained until the earlier of the Exercise Date and the date the Participant totally discontinues contributions and requests a distribution of the Participant's Account. A Participant who has suspended contributions may recommence such contributions at such time, if at all, as determined by the Committee. If a Participant requests to totally discontinue contributions, the Participant may do so by providing written notice to the Committee, and there shall be paid to the Participant the value of the Participant's Account as soon as administratively possible and the Participant shall not receive any shares as of the Exercise Date.

         5.6 PURCHASE OF SHARES. Subject to Sections 5.7, 5.8, 5.9, 5.10 and 5.11, on each Exercise Date a Participant who has previously executed an Agreement with respect to a specific Grant Date and made one or more payments described in SECTION 5.5 shall be deemed to have exercised the Option to the extent of the value of the Participant's Account, subject to the $25,000 limit set forth in SECTION 5.5 with respect to the Option being exercised and shall be deemed to have purchased such number of full shares of Common Stock as equals the value of the Account, subject to the limits of Sections 423(b)(3) and 423(b)(8) of the Code and the number of shares available hereunder as of the Exercise Date and proportionately allocable to other Participants for that Grant Date. The number of shares of Common Stock to be purchased by the Participant as of any Exercise Date shall be determined by dividing the Option Price per share of the Common Stock into the Account value, and the value of the shares so purchased shall be charged to the Account. Any value remaining in the Account shall be returned to the Participant and not applied to purchase Common Stock. Certificates of Common Stock purchased hereunder may be held by the custodian as provided in SECTION 4.6. The Committee may amend this Plan or any Agreement or provide in operation for Participants to dispose of shares of Common Stock received upon the Exercise Date on or immediately thereafter (which time may include any period during which the Option is held) to the extent such change would not result in liability under Section 16 of the Exchange Act. If the total number of shares to be purchased as of any Exercise Date by all Participants exceeds the number of shares authorized under this Plan or made available by the Committee as to any Exercise Date, a pro rata allocation of the available shares will be made among all Participants making contributions to the Plan, based on the amount of their respective contributions through the Exercise Date.

         5.7 CANCELLATION OF OPTIONS. Except as otherwise provided in an Agreement, an Option shall cease to be exercisable, and shall be cancelled, on or after the expiration of the Option Period.

         5.8 TERMINATED EMPLOYEES. Except as otherwise provided by the Committee or in an Agreement, any Participant who incurs a Termination of Employment for any reason, except death, Disability or Retirement, during the Option Period shall cease to be a Participant, the Option shall be null and void on the date of the Termination of Employment without notice to the Participant, and the balance of the Account of the Participant shall be distributed to the Participant as soon as administratively possible.

         5.9 DECEASED EMPLOYEES. If a Participant shall die during an Option Period while an Eligible Employee, no further contributions by deduction from regularly scheduled payments on behalf of the deceased Participant shall be made, except that the Representative may make a single sum payment with respect to the Option at any time on or before the next Exercise Date equal to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining to the next Exercise Date. The Representative may at any time prior to the next Exercise Date request a distribution of the deceased Participant's Account. If the Representative does not request a distribution of the Account, the balance accumulated in the deceased Participant's Account shall be used to purchase shares of the Common Stock on the previously mentioned Exercise Date.

         5.10 DISABLED OR RETIRED EMPLOYEES. If a Participant incurs a Termination of Employment due to Disability, or if a Participant incurs a Termination of Employment due to Retirement, during an Option Period, no further contributions by deduction from regularly scheduled payments on behalf of the disabled or retired Participant shall be made, except that the Participant may make a single sum payment with respect to the Option at any time on or before the next Exercise Date equal to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining to the next Exercise Date. The disabled or retired Participant may at any time prior to the next Exercise Date request a distribution of his or her Account. If the disabled or retired Participant does not request a distribution of his or her Account, the balance accumulated in the disabled or retired Participant's Account shall be used to purchase shares of the Common Stock on the previously mentioned Exercise Date.

         5.11 LIMITATIONS. Notwithstanding any other provision of this Plan, in no event may a Participant (i) purchase under this Plan during a calendar year Common Stock having a fair market value (determined at Grant Date) of more than $25,000 to the extent required by Section 423(b)(8) of the Code, or (ii) receive any rights to purchase stock hereunder if he or she beneficially owns, immediately after such receipt, five percent (5%) or more of the total voting power or value of all classes of stock of the Company.

         5.12 NONASSIGNABILITY. No Option or Account shall be assigned, transferred (except as herein provided), pledged, or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution or pursuant to a domestic relations order which would be a qualified domestic relations order as defined in the Code or ERISA (if this Plan were described in the relevant Sections) but only to the extent consistent with Section 423 of the Code. Except as provided herein, an Option is exercisable during a Participant's lifetime only by the Participant or the appointed guardian or legal representative of the Participant, and neither the Option nor the Participant's Account shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition contrary to the provisions hereof of, or the levy of any attachment or similar process upon, an Option or an Account shall be null and void and without effect. The Company shall have the right to terminate an Option or an Account in the event of any such assignment, transfer, pledge, hypothecation or other disposition of the Option or the Account, or levy of attachment or similar process upon the Option or the Account, by notice to that effect to the person then entitled to exercise the Option; provided, however, that termination of the Option hereunder shall not prejudice any rights or remedies which the Company may have under an Agreement or otherwise.

                                   ARTICLE VI

                    GENERAL PROVISIONS APPLICABLE TO THE PLAN

         6.1 TERMINATION OF PLAN. To the extent required by law, this Plan shall terminate on the last day of the ten (10) year period commencing with the Effective Date or at such earlier time as the Board may determine, and no Options shall be granted under this Plan after that termination date. Any Options outstanding under this Plan at the time of its termination shall remain in effect until they shall have been exercised, expired or otherwise cancelled, settled or terminated as provided herein or in an Agreement, and such outstanding Options shall not be affected by such termination of this Plan. The provisions of this Plan in respect to the full and final authority of the Committee under this Plan, other than the authority to grant Options, and in respect of a Participant's obligations respecting shares of Common Stock received pursuant to the exercise of an Option, shall continue notwithstanding the termination of this Plan.

         6.2 INVESTMENT REPRESENTATION. In the event the issuance by the Company of Common Stock acquired upon the exercise of any Option is not covered by a then current registration statement under the Securities Act, the Common Stock so acquired shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and each Agreement shall contain a requirement that, upon demand by the Company for such representation, the individual exercising an Option shall state in writing, as a condition precedent to each exercise of the Option, in whole or in part, that the Common Stock acquired by such exercise is acquired for investment purposes only and not for resale or with a view to distribution. The Committee may set forth in an Agreement such other terms and conditions relating to the registration or qualification of the Common Stock under federal or state securities laws as it desires.

         6.3      EFFECT OF CERTAIN CHANGES.

                  (a) ANTI-DILUTION. In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (as measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction or event involving the Company and having an effect similar to any of the foregoing, then the Committee may adjust or substitute, as the case may be, the number of shares of Common Stock available for Options under this Plan, the number of shares of Common Stock covered by outstanding Options, the exercise price per share of outstanding Options, and any other characteristics or terms of the Options as the Committee shall deem necessary or appropriate to reflect equitably the effects of such event to the Participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional shares as shall reasonably be determined by the Committee.

                  (b) CHANGE IN CONTROL. If there is a Change in Control of the Company (as defined herein) or the Committee reasonably anticipates a Change in Control is likely to occur, then (1) the Committee may cause each Option to be immediately exercisable; (2) the Committee may provide that any Option exercisable on the date of any such Change in Control may be purchased by the Company in an amount equal to the excess, if any, of the aggregate Fair Market Value per share of Common Stock subject to the Option (or portion thereof) over the aggregate Option Price of the shares subject to the Option (or portion thereof) which the Committee determines to purchase; or (3) the Company may provide for any combination of (1) and (2) above. For purposes of this SECTION 6.3(b), the aggregate Fair Market Value per share of Common Stock subject to the Option that the Committee determines to purchase shall be determined by the Committee by reference to the cash or fair market value, determined by the Committee, of securities, property or other consideration receivable pursuant to the Change in Control described in this SECTION 6.3(B). The aggregate Option Price of such shares of Common Stock shall be determined by multiplying the number of such shares by the Option Price. In the event of a Change in Control described in SECTION 6.3(c)(iii), and if the Option is unexercised and the Committee does not exercise its discretion hereunder to purchase the Option, then the Option shall be regarded as the right to receive the securities, property, cash or other consideration receivable by the stockholders of the Company immediately prior to the Change in Control described in SECTION 6.3(c)(iii). The provisions of this SECTION 6.3(b) shall be construed consistently with the terms or conditions of any regulation or ruling respecting the status of Options under Section 423 of the Code and the receipt of cash or other consideration coincident with the cancellation of such Options, and in order to provide the Participant the economic benefit of the Option without incurring liability under Section 16(b) of the Exchange Act.

                  (c) "CHANGE IN CONTROL" shall mean the happening of any of the following events:

                           (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either
                                    (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this SECTION 6.3(c); or

                           (ii) Within any period of 24 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this SECTION 6.3(c), that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                           (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than 25% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (3) individuals who were members of the Board immediately prior to the approval by the stockholders of the Corporation of such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                           (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2) and (3) of subsection (iii) of this SECTION 6.3(c), assuming for this purpose that such transaction were a Corporate Transaction.

         6.4 WITHHOLDING. Notwithstanding any other provision hereof, as a condition of delivery or transfer of shares of Common Stock, the Committee, in its sole discretion, may require a Participant to pay to the Company, or the Committee may at its election withhold from any wages, salary or stock to be issued to the Participant pursuant to the exercise of an Option, or other payment due to the Participant, an amount sufficient to satisfy all present or estimated future federal, state and local withholding tax requirements related thereto. The Participant may satisfy any requirement under this Plan or an Agreement with respect to the Company's federal, state or local tax withholding obligation by requesting that the Committee withhold and not transfer or issue to the Participant shares of Common Stock, with a Fair Market Value equal to such withholding obligation, otherwise issuable or transferable to the Participant pursuant to the exercise of that portion of the Option. An Agreement may provide for shares of Common Stock to be delivered or withheld having a Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the Participant's maximum marginal tax rate. Any right or election of the Participant under this SECTION 6.4 shall be subject to the approval of the Committee. The amount of required withholding shall, at the election of the Participant, be at a specified rate not less than the statutory minimum federal and state withholding rate and not greater than the maximum federal, state and local marginal tax rate applicable to the Participant and to the particular Option exercise transaction.

         6.5 NO COMPANY OBLIGATION. Neither the Company nor any Subsidiary which has adopted this Plan shall have any duty or obligation to affirmatively disclose to a record or beneficial holder of an Option, and such holder shall have no right to be advised of, any material information regarding the Company or Subsidiary at any time prior to, upon or in connection with the exercise of an Option.

         6.6 COMMITTEE DISCRETION. The Committee may in its sole discretion include in any Agreement an obligation that the Company purchase a Participant's shares of Common Stock received upon the exercise of an Option (including the repurchase of any unexercised Options which have not expired), or may obligate a Participant to sell shares of Common Stock to the Company, upon such terms and conditions as the Committee may determine and set forth in an Agreement. The provisions of this Article VI shall be construed by the Committee in its sole discretion and shall be subject to such other terms and conditions as the Committee may from time to time determine.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 INDEMNIFICATION OF THE BOARD AND COMMITTEE. In addition to such other rights of indemnification as they may have and to the extent permitted by law, the Company shall indemnify, defend and hold harmless the Board, the Committee, the members of the Committee, the officers of the Company, and any agents or representatives selected by the Board or Committee (collectively "indemnified parties") against the reasonable expenses, including, without limitation, attorneys' fees, actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding, or any threat thereof, or in connection with any appeal therein, to which they or any of them may be a party by reason of any act or omission in connection with this Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that any such indemnified party is liable for gross negligence or gross misconduct in the performance of his or her duties; provided that, within sixty (60) days after institution of any such action, suit or proceeding, an indemnified party may in writing elect to defend the same at his or her sole expense, and if such election is made, the Company shall have no further liability or obligations to the indemnified party under this SECTION 7.1. The provisions of this SECTION 7.1 shall in no way limit any other obligation or arrangements the Company may have with regard to indemnifying an indemnified party.

         7.2 MITIGATION OF EXCISE TAX. If any payment or right accruing to a Participant under this Plan (without the application of this SECTION 7.2), either alone or together with other payments or rights accruing to the Participant from the Company ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code; provided, however, that the foregoing shall not apply to the extent provided otherwise in an Option or in the event the Participant is party to an agreement with the Company or an Affiliate that explicitly provides for an alternate treatment of payments or rights that would constitute "parachute payments." The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this SECTION 7.2 shall apply with respect to any person only if after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only federal income taxes.

         7.3 INTERPRETATION. Whenever necessary or appropriate in this Plan and where the context so requires, the singular term and the related pronouns shall include the plural and the masculine and feminine gender.

         7.4 GOVERNING LAW. This Plan and any Agreement shall be governed by the laws of the State of Delaware (other than its laws respecting choice of law).

         7.5 LIMITATIONS ON LIABILITY. No liability whatsoever shall attach to, or be incurred by, any past, present or future stockholders, officers or directors, merely as such, of the Company under or by reason of any of the terms, conditions or agreements contained in this Plan or any Agreement or implied from either thereof, and any and all liabilities of, and any and all rights and claims against the Company, or any stockholder, officer or director, merely as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan or to any Agreement, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits provided by the Company under this Plan. A person who shall claim a right or benefit under this Plan shall be entitled only to claim against the Company for such benefit.

         7.6 VALIDITY. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

         7.7 ASSIGNMENT. This Plan shall inure to the benefit of, and be binding upon, the parties hereof and their respective successors and permitted assigns.

         7.8 CAPTIONS. The captions and headings to this Plan are for convenience of reference only and in no way define, limit or describe the scope or the intent of this Plan or any part hereof, nor in any way affect this Plan or any part hereof.

         7.9 AMENDMENTS. The Board of Directors may at any time amend, waive, discharge or terminate this Plan, even with prejudice to a Participant. The Board or the Committee may amend, waive, discharge, terminate, modify, extend, replace or renew any outstanding Option Agreement, even with prejudice to a Participant, provided such change does not cause this Plan to fail to be a plan as described in Section 423 of the Code.

         7.10 ENTIRE AGREEMENT. This Plan and each Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and the Agreement, the terms and conditions of this Plan shall control.

         7.11 RIGHTS WITH RESPECT TO CONTINUANCE OF EMPLOYMENT. Nothing contained herein or in any Agreement shall be deemed to alter any employment relationship between the Company or a Subsidiary and a Participant. Nothing contained herein or in an Agreement shall be construed to constitute a contract of employment between the Company or a Subsidiary and a Participant. The Company or, as applicable, the Subsidiary and the Participant each continue to have the right to terminate the employment relationship at any time for any reason. The Company or Subsidiary shall have no obligation to retain the Participant in its employ as a result of this Plan. There shall be no inference as to the length of employment hereby, and the Company or Subsidiary reserves the same rights to terminate the Participant's employment as existed prior to the individual becoming a Participant in this Plan.

         7.12 OPTIONS FOR SHARES IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options may be granted under this Plan from time to time in substitution for stock options or stock appreciation rights held by employees, directors or service providers of other corporations who are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of the stock of the employing corporation, as the result of which it becomes a designated employer under this Plan. The terms and conditions of the Options so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

         7.13 PROCEDURE FOR ADOPTION. Any Subsidiary of the Company may by resolution of such Subsidiary's board of directors, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt this Plan for the benefit of its employees as of the date specified in the board resolution. The Board shall have the power to make such designation before or after this Plan is approved by stockholders.

         7.14 PROCEDURE FOR WITHDRAWAL. Any Subsidiary which has adopted this Plan may, by resolution of the board of directors of such Subsidiary, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of this Plan; provided such termination of adoption does not cause this Plan to fail to be a plan described in Section 423 of the Code.

         7.15 EXPENSES. Expenses of this Plan, including the fees or expenses incurred by the transfer agent in connection with the transfer of Common Stock, and brokerage fees or expenses incurred by a Participant in connection with the acquisition of Common Stock pursuant to this Plan or transfer of shares to a Participant, shall be charged to the Accounts of affected Participants or charged to the accretion to the amounts credited to any Accounts if the Participants are credited with such accretion regardless of the method of accounting for such accretion, except to the extent paid by the Company or otherwise accounted for by the Company. Any expenses or fees associated with the Common Stock, including, for example, custodian or brokerage fees after Common Stock is transferred to a Participant or for the Participant's account, or fees or commissions in connection with the disposition of shares, shall be borne by the Participant.

Executed and effective as of the 3rd day of May, 2002.

                                  divine, inc.

                                  By:      /s/ MICHAEL P. CULLINANE
                                           ------------------------------------
                                           Michael P. Cullinane
                                  Title:   Executive Vice-President, Chief
                                           Financial Officer, and Treasurer

REVOCABLE                           divine(TM)                         REVOCABLE
PROXY                                                                      PROXY


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     FOR THE SPECIAL MEETING OF STOCKHOLDERS ON AUGUST ___, 2002--9:00 A.M.

       The undersigned hereby appoints Andrew J. Filipowski, Michael P. Cullinane, and Jude M. Sullivan, or any one of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of capital stock of divine, inc. (the "Company") which the undersigned would be entitled to vote if personally present at the special meeting of Stockholders of the Company to be held on August __, 2002, at 9:00 a.m., at divine's offices located at 1301 N. Elston Avenue, Chicago, Illinois, and at any and all postponements and adjournments thereof, as follows:

       THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

       PLEASE MARK, SIGN, DATE, AND MAIL THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                           / /FOLD AND DETACH HERE\ \

               PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

          ADMISSION TICKET TO DIVINE'S SPECIAL MEETING OF STOCKHOLDERS

This is your Admission ticket to gain access to divine's special meeting of Stockholders to be held at divine's offices located at 1301 N. Elston Avenue, Chicago, Illinois on August ___, 2002, at 9:00 a.m. Please present this ticket at one of the registration stations. Please note that seating is available on a first come, first served basis.

                         THIS TICKET IS NOT TRANSFERABLE
                                  divine, inc.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ( )

        THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE.
    IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.


     1.  To approve the issuance of more than 3,823,500 shares of Class A common                         For    Against    Abstain
         stock upon conversion of shares of Series B convertible preferred stock                        (  )     (  )       (  )
         and Series B-1 convertible preferred stock, the issuance of shares of
         Series B-1 convertible preferred stock, and the general voting rights of the Series B convertible preferred stock and Series B-1 convertible preferred stock.

     2.  To approve the Certificate of Amendment to Certificate of Designations, Preferences and         For    Against    Abstain
         Rights of Series B Convertible Preferred Stock.                                                (  )     (  )       (  )

     3.  To approve the divine 2002 Employee Stock Purchase Plan.                                        For    Against    Abstain
                                                                                                        (  )     (  )       (  )
     4.  To approve such other business as may properly come before the meeting, including any           For    Against    Abstain
         adjournment or postponement thereof.                                                           (  )     (  )       (  )

                        Check here if you plan to attend the special meeting / /

Control   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSALS.
Number

          The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Proxy Statement dated August __, 2002.

          Dated:                                                          , 2002

          Signature(s)
                                        Please sign exactly as name appears
                                        hereon. Joint owners should each sign.
                                        Where applicable, indicate official
                                        position or representative capacity.


 *** YOU CAN VOTE BY TELEPHONE OR INTERNET! AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK ***

   Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

                  Have this proxy card in hand when you call.

                   TO VOTE BY PHONE                              TO VOTE BY INTERNET
          (within the U.S. and Canada only)
o Call toll free 1-888-892-6927 from a touch tone        o Go to the following web site:
  telephone. There is NO CHARGE for this call.             WWW.COMPUTERSHARE.COM/US/PROXY
o Enter the six-digit Control Number located below       o Enter the information requested on your computer
  your address on the proxy card and then follow           screen, including our six-digit Control Number
  the voting instructions.                                 located below your address on the proxy card, then
                                                           follow the voting instructions on the screen.


                    IF YOU VOTE BY TELEPHONE OR THE INTERNET,
                        DO NOT MAIL BACK THIS PROXY CARD
             PROXIES SUBMITTED BY TELEPHONE OR THE INTERNET MUST BE
         RECEIVED BY 12:00 MIDNIGHT, CENTRAL TIME, ON AUGUST ___, 2002.

                              THANK YOU FOR VOTING!



                                  END OF FILING